   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 26, 1999


                                                      REGISTRATION NO. 333-52369

POST-EFFECTIVE AMENDMENT NO. 5 TO REGISTRATION NO. 33-61809     AND 333-52369-01
THROUGH -02

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                       POST-EFFECTIVE AMENDMENT NO. 2 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                            ------------------------

          FOSTER WHEELER CORPORATION                    FW PREFERRED CAPITAL TRUST I
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS          FW PREFERRED CAPITAL TRUST II
                    CHARTER)                   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS
                                                                  CHARTER)

                     NEW YORK                                            DELAWARE
           (STATE OR OTHER JURISDICTION                        (STATE OR OTHER JURISDICTION
         OF INCORPORATION OR ORGANIZATION)                   OF INCORPORATION OR ORGANIZATION)

                    13-1855904                                        NOT APPLICABLE
      (I.R.S. EMPLOYER IDENTIFICATION NUMBER)             (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

             PERRYVILLE CORPORATE PARK                        C/O FOSTER WHEELER CORPORATION
             CLINTON, NEW JERSEY 08809                           PERRYVILLE CORPORATE PARK
                  (908) 730-4000                                 CLINTON, NEW JERSEY 08809
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,                   (908) 730-4000
                      INCLUDING                     (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
  AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE                         INCLUDING
                      OFFICES)                        AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE
                                                                         OFFICES)

     THOMAS R. O'BRIEN, ESQ.            TIMOTHY B. GOODELL, ESQ.            STACY J. KANTER, ESQ.
    FOSTER WHEELER CORPORATION              WHITE & CASE LLP                SKADDEN, ARPS, SLATE,
    PERRYVILLE CORPORATE PARK         1155 AVENUE OF THE AMERICAS             MEAGHER & FLOM LLP
    CLINTON, NEW JERSEY 08809           NEW YORK, NEW YORK 10036               919 THIRD AVENUE
          (908) 730-4000                     (212) 819-8200                NEW YORK, NEW YORK 10022
                                                                                (212) 735-3000
  (NAME, ADDRESS, INCLUDING ZIP
    CODE, AND TELEPHONE NUMBER,
   INCLUDING AREA CODE, OF AGENT
            FOR SERVICE)

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
                            ------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), the Prospectus included in this registration statement relates to the unsold Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Warrants having an aggregate principal or liquidation amount of $130,000,000 that were previously registered by Foster Wheeler Corporation under the Registration Statement No. 33-61809 on Form S-3 (effective November 16,
1995). This registration statement constitutes Post-Effective Amendment No. 4 to such prior registration statement. Such post-effective amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act concurrently with the effectiveness of this Registration Statement.

PROSPECTUS

                                  $300,000,000

                           FOSTER WHEELER CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                               DEPOSITARY SHARES
                                    WARRANTS
                          FW PREFERRED CAPITAL TRUST I
                         FW PREFERRED CAPITAL TRUST II

                 PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
                      GUARANTEED, AS DESCRIBED HEREIN, BY
                           FOSTER WHEELER CORPORATION

     Foster Wheeler Corporation ("Foster Wheeler" or the "Corporation") may offer from time to time, together or separately, up to $300,000,000 aggregate principal amount, or its equivalent based on the applicable exchange rate at the time of the offering, of its (i) debt securities consisting of debentures, notes or other unsecured evidences of indebtedness (the "Debt Securities"), which may be either senior debt securities (the "Senior Debt Securities"), senior subordinated debt securities (the "Senior Subordinated Debt Securities") or junior subordinated debt securities (the "Junior Subordinated Debentures"); (ii) shares of preferred stock (the "Preferred Stock"), which may be issued in the form of depositary receipts (the "Depositary Shares") that will represent a fraction of a share of Preferred Stock; (iii) shares of common stock (the "Common Stock") and (iv) warrants to purchase securities of the Corporation as shall be designated by the Corporation at the time of the offering (the "Warrants"), in each case in amounts, at prices and on terms to be determined at the time of the offering. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and the Warrants are collectively called the "Corporation Securities."

     FW Preferred Capital Trust I and FW Preferred Capital Trust II, each a statutory business trust organized under the laws of the State of Delaware (each, an "Issuer Trust"), may severally offer, from time to time, preferred securities (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of such Issuer Trust. The Corporation will initially be the registered holder (the "Holder") of all the beneficial interests represented by common securities of such Issuer Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"). The Trust Securities and the Corporation Securities are referred to collectively herein as the "Securities"). Holders of the Preferred Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable periodically as provided in the applicable supplement to this Prospectus (the "Prospectus Supplement"). Concurrently with the issuance by an Issuer Trust of its Preferred Securities, such Issuer Trust will invest the proceeds thereof and of any contributions received in respect of the Common Securities in a corresponding series of the Corporation's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer Trust's Preferred Securities (the "Related Preferred Securities"). The Corresponding Junior Subordinated Debentures will be the sole assets of such Issuer Trust, and payments under the Corresponding Junior Subordinated Debentures will be the only revenues of such Issuer Trust. If so provided in the applicable Prospectus Supplement, the Corporation may redeem the Corresponding Junior Subordinated Debentures (and cause the redemption of the Related Preferred Securities) or may dissolve each Issuer Trust and cause the Corresponding Junior Subordinated Debentures to be distributed to the Holders of the Related Preferred Securities in liquidation of their interests in such Issuer Trust.
                          ---------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT, IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE ISSUER TRUSTS. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE THEREOF OR, IN THE CASE OF INFORMATION INCORPORATED HEREIN BY REFERENCE, THE DATE OF FILING WITH THE COMMISSION.
                          ---------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

                                LEHMAN BROTHERS


                THE DATE OF THIS PROSPECTUS IS FEBRUARY 26, 1999

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Corporation can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511). Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy statements and other information regarding issuers, such as the Corporation, that file electronically with the Commission. In addition, such materials can be inspected at the office of the New York Stock Exchange, Inc., on which certain securities of the Corporation are listed. This Prospectus does not contain all the information set forth in the registration statement of which this Prospectus forms a part (the "Registration Statement"), which the Corporation and the Issuer Trusts have filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made, certain parts of which are omitted in accordance with the rules and regulations of the Commission.

     No separate financial statements of any Issuer Trust have been included or incorporated by reference herein. The Corporation and the Issuer Trusts do not consider that such financial statements would be material to Holders of the Preferred Securities because each Issuer Trust is a newly-formed special-purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures and issuing the Trust Securities and engaging in only those other activities necessary or incidental thereto. Furthermore, taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Junior Subordinated Indenture, the related Declaration of Trust, the related Expense Agreement and the related Guarantee, in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities of the Issuer Trust. See "The Issuer Trusts", "Description of Preferred Securities", "Description of Junior Subordinated Debentures", "Description of Guarantees" and "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures, the Guarantees and the Expense Agreements". In addition, the Corporation does not expect that the Issuer Trusts will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Corporation and the Issuer Trusts hereby incorporate by reference in this Prospectus the following documents:

          (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 26, 1997 (as amended by the Form 10-K/A filed on December 18, 1998), filed pursuant to Section 13 of the Exchange Act;

          (b) The Corporation's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 27, 1998, June 26, 1998 and September 25, 1998 (as amended by the Form 10-Q/A filed on December 18, 1998), filed pursuant to
     Section 13 of the Exchange Act; and


          (c) The Corporation's Current Reports on Form 8-K dated August 27, 1998 and February 16, 1999.


     All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of any offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Any person who receives a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Written requests should be mailed to the Office of the Secretary, Foster Wheeler Corporation, Perryville Corporate Park, Clinton, NJ 08809. Telephone requests may be directed to (908) 730-4000.

                                THE CORPORATION

GENERAL

     The business of the Corporation and its subsidiaries falls within three business groups. The Corporation's Engineering and Construction Group (the "E&C Group") designs, engineers and constructs petroleum, chemical, petrochemical and alternative-fuels facilities and related infrastructure, including power generation and distribution facilities, production terminals, pollution control equipment and water treatment facilities and process plants for the production of fine chemicals, pharmaceuticals, dyestuffs, fragrances, flavors, food additives and vitamins. Also, the E&C Group provides a broad range of environmental remediation services, together with related technical, design and regulatory services. The Corporation's Energy Equipment Group (the "Energy Equipment Group") designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial markets worldwide. Steam generating equipment includes a full range of fluidized bed and conventional boilers firing coal, oil, gas, biomass and other municipal solid waste, waste wood and low-Btu gases. Auxiliary equipment includes feedwater heaters, steam condensers, heat-recovery equipment and low-NOx burners. Site services related to these products encompass plant erection, maintenance engineering, plant upgrading and life extension, and plant repowering. In addition, the Energy Equipment Group provides research analysis and experimental work in fluid dynamics, heat transfer, combustion and fuel technology, materials engineering and solids mechanics. At the end of June 1997, the Energy Equipment Group sold Glitsch International, Inc. which provided proprietary solutions and systems for many separation applications and manufactured highly engineered chemical separations equipment for the petroleum refining, petrochemical, chemical and gas processing industries. The Corporation's Power System's Group (the "Power Systems Group") utilizes Foster Wheeler strengths in design, engineering, manufacturing and construction to build, own or lease, and operate cogeneration, independent power production and resource recovery facilities as well as facilities for the process and petrochemical industries. The Power Systems Group generates revenues from construction and operating activities pursuant to long-term off-take and operating and maintenance agreements and from returns on its equity positions. A special-purpose subsidiary established for each new project manages that project from the permitting stage through plant construction and operation. All of the special-purpose subsidiary project debt is limited-recourse. The Power Systems Group refinances its equity interest in selected projects from time to time when such refinancing will result in risk mitigation, a lower effective financing cost or a potential increased return on investment.

     The executive offices of the Corporation, a New York corporation organized in 1900, are located at Perryville Corporate Park, Clinton, New Jersey 08809, and the general telephone number is (908) 730-4000.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

     NINE
    MONTHS
    ENDED
--------------            FISCAL YEAR
SEPTEMBER 25,   --------------------------------
     1998       1997   1996   1995   1994   1993
--------------  ----   ----   ----   ----   ----
     1.18       1.02   2.64   2.13   3.38   3.26

---------------

     The ratio of earnings to fixed charges was calculated based on information from the Corporation's books and records. In computing the ratio of earnings to fixed charges, earnings consist of net earnings/loss of the Corporation and its consolidated subsidiaries, plus income taxes, plus fixed charges and capitalized interest amortized, less capitalized interest and equity earnings of non-consolidated associated companies accounted for by the equity method, net of dividends. Fixed charges consist of interest costs on borrowed funds, including capitalized interest, commitment fees, and a reasonable approximation of the imputed interest on non-capitalized lease expense. There were no preferred shares outstanding during any of the periods indicated and therefore the ratio of earnings to combined fixed charges and preferred share dividend requirements would have been the same as the ratio of earnings to fixed charges for each period indicated.


                               THE ISSUER TRUSTS

     Each Issuer Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust executed by the Corporation, as sponsor (the "Sponsor") of the Issuer Trust, and the Delaware Trustee (as defined herein) of such Issuer Trust and (ii) a certificate of trust filed with the Delaware Secretary of State. Each declaration of trust will be amended and restated in its entirety (each, as so amended and restated, a "Declaration of Trust") substantially in the form filed as an exhibit to the Registration Statement. Each Declaration of Trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Corporation will acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of such Issuer Trust at the same time as the Preferred Securities are sold. Each Issuer Trust exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debentures issued by the Corporation, and
(iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer Trust, and payments under the Corresponding Junior Subordinated Debentures will be the sole source of revenue of such Issuer Trust.

     All of the Common Securities of each Issuer Trust will initially be owned by the Corporation. The Common Securities of an Issuer Trust will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Issuer Trust, except that upon the occurrence of a Trust Enforcement Event (as defined under "Description of Preferred Securities"), the rights of the Holder of all the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise, will be subordinated to the rights of the Holders of the Preferred Securities of such Issuer Trust. See "Description of Preferred Securities".

     Each Issuer Trust's business and affairs are conducted by its trustees, each appointed by the Corporation as Holder of all the Common Securities. The trustees for each Issuer Trust will be Harris Trust and Savings Bank, as the Property Trustee (the "Property Trustee"), and Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). Harris Trust and Savings Bank, as Property Trustee, will act as sole indenture trustee under each Declaration of Trust for purposes of compliance with the Trust Indenture Act. Harris Trust and Savings Bank will also act as trustee under the Guarantees (as defined under "Description of Guarantees") and the Indentures (as defined under "Description of Debt Securities"). See "Description of Guarantees" and "Description of Debt Securities". If a Trust Enforcement Event relating thereto has occurred and is continuing, the Holders of a majority in liquidation amount of the Related Preferred Securities will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer Trust. In no event will the Holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the Holder of all the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Declaration of Trust.

     The Property Trustee will hold title to the Corresponding Junior Subordinated Debentures for the benefit of the Holders of the related Trust Securities and, as Holder of such Corresponding Junior Subordinated Debentures, the Property Trustee will have the power to exercise all rights, powers and privileges of a Holder of Corresponding Junior Subordinated Debentures under the Junior Subordinated Indenture. In addition, the Property Trustee will maintain exclusive control of a non-interest bearing bank account (the "Property

Account") to hold all payments made in respect of the Corresponding Junior Subordinated Debentures for the benefit of the Holders of the related Trust Securities. The Corporation, as Holder of all the Common Securities, will have the right to appoint, remove or replace any of the Issuer Trustees and to increase or decrease the number of Issuer Trustees; provided that after the issuance of the Trust Securities, the number of Issuer Trustees will at all times be at least three; and provided further, that after the issuance of the Trust Securities, at least one Issuer Trustee will be a Delaware Trustee, one Issuer Trustee will be a Property Trustee and one Issuer Trustee will be an Administrative Trustee. The Corporation, as issuer of the Corresponding Junior Subordinated Debentures to be acquired and held by the Issuer Trusts, will pay all fees and expenses related to the organization and operations of the Issuer Trusts (including any taxes, duties, assessments or governmental charges of whatever nature, other than United States withholding taxes, imposed by the United States or any other domestic taxing authority upon the Issuer Trusts) and the offering of the Trust Securities and be responsible for all debts and obligations of the Issuer Trusts (other than with respect to the Trust Securities).

     With respect to each Issuer Trust, for so long as the Preferred Securities of such Issuer Trust remain outstanding, the Corporation will covenant, among other things, to maintain 100% ownership of the Common Securities of such Issuer Trust, to cause such Issuer Trust to remain a statutory business trust and to use its commercially reasonable efforts to ensure that such Issuer Trust will not be an "investment company" for purposes of the Investment Company Act of 1940 (the "Investment Company Act").

     The rights of the Holders of the Preferred Securities of an Issuer Trust, including economic rights, rights to information and voting rights, are set forth in the Declaration of Trust of each Issuer Trust and the Trust Indenture Act. See "Description of Preferred Securities". The Declarations of Trust and the Guarantees also incorporate by reference the terms of the Trust Indenture Act.

     The principal executive office of each Issuer Trust is c/o Foster Wheeler Corporation, Perryville Corporate Park, Clinton, New Jersey, 08809 and its telephone number is (908) 730-4000.

                         DESCRIPTION OF DEBT SECURITIES

     The Senior Debt Securities and the Senior Subordinated Debt Securities may be issued by the Corporation from time to time in one or more series under an Indenture, dated as of November 17, 1995 (the "1995 Indenture"), between the Corporation and Harris Trust and Savings Bank, as Trustee. The Junior Subordinated Debentures may be issued by the Corporation from time to time in one or more series under an Indenture, the form of which has been filed as an exhibit to the Registration Statement (the "Junior Subordinated Indenture" and, together with the 1995 Indenture, the "Indentures"), between the Corporation and Harris Trust and Savings Bank, as Trustee (in its capacity as Trustee under either the 1995 Indenture or the Junior Subordinated Indenture, as applicable, the "Indenture Trustee"). The following summaries of certain provisions of the Debt Securities and the Indentures, as modified or superseded by any applicable Prospectus Supplement, are brief summaries of certain provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the relevant Indenture. Capitalized terms are used as defined in the 1995 Indenture and the Junior Subordinated Indenture, as applicable, unless otherwise defined herein. Whenever any term defined therein is referred to, such definition is incorporated herein by reference.

GENERAL

     Neither Indenture limits the amount of Debt Securities that may be issued thereunder, and each provides that additional Debt Securities may be issued in one or more series thereunder up to the aggregate principal amount that may be authorized from time to time by the Corporation's Board of Directors (the "Board of Directors"). The Senior Debt Securities will be unsecured senior obligations of the Corporation and will rank equally and ratably with all other unsecured unsubordinated indebtedness of the Corporation. As will be described more fully in the applicable Prospectus Supplement, the Senior Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Debt (as defined below under "-- Certain Covenants of the Corporation under the 1995 Indenture -- Definitions") of the Corporation. See "-- Senior Subordinated Debt Securities". The Junior Subordinated Debentures will be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined under "-- Junior

Subordinated Debentures -- Subordination") of the Corporation. See "-- Junior Subordinated Debentures -- Subordination".

     In the event that Junior Subordinated Debentures are issued to an Issuer Trust or an Issuer Trustee thereof in connection with the issuance of Trust Securities by such Issuer Trust, such Junior Subordinated Debentures may subsequently be distributed pro rata to the Holders of such Trust Securities as will be described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debentures will be issued to an Issuer Trust or an Issuer Trustee thereof in connection with the issuance of Trust Securities by such Trust.

     Reference is made to the Prospectus Supplement relating to the particular Debt Securities offered thereby for the following terms, where applicable, of the Debt Securities: (i) the specific designation of the Debt Securities; (ii) the denominations in which such Debt Securities are authorized to be issued;
(iii) the aggregate principal amount of such Debt Securities; (iv) the date or dates on which the principal and premium, if any, of such Debt Securities will mature or the method of determining such date or dates; (v) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (vi) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (vii) the times and places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (viii) the date, if any, after which such Debt Securities may be redeemed and the redemption prices; (ix) the date or dates on which interest, if any, will be payable and the record date or dates therefor or the method by which such date or dates will be determined; (x) the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Corporation, pursuant to any sinking fund or otherwise; (xi) the obligation, if any, of the Corporation to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions, upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (xii) the terms and conditions, if any, pursuant to which the Debt Securities are convertible or exchangeable into Common Stock or Preferred Stock or other debt securities, including the conversion or exchange price, the conversion or exchange period and other conversion or exchange provisions; (xiii) the currency or currency units for which such Debt Securities may be purchased or in which such Debt Securities may be denominated and/or the currency or currency units in which principal of, premium, if any, and/or interest, if any, on such Debt Securities will be payable and whether the Corporation or the Holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency units other than that in which such Debt Securities are stated to be payable; (xiv) any index or formula used to determine the amount of payments of principal of and premium, if any, and interest; (xv) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities that will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (xvi) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date;
(xvii) any addition to, or modification or deletion of, any Event of Default (as defined herein) or any covenant of the Corporation specified in the relevant Indenture with respect to such Debt Securities; (xviii) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities; (xix) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities;
(xx) subordination terms, if any, applicable to such Debt Securities; (xxi) the right, if any, to extend the interest payment periods and the duration of such extension; (xxii) the form of the Debt Securities, including the form of the certificate of authentication; (xxiii) any trustee, paying agent, authenticating agent, warrant agent, transfer agent or registrar with respect to the Debt Securities; and (xxiv) any other terms pertaining to such Debt Securities not inconsistent with the provisions of the applicable Indenture. Debt Securities may also be issued under the 1995 Indenture upon the exercise of Debt Warrants. See "Description of Warrants -- Debt Warrants." Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange.

     Some of the Debt Securities may be issued at a discount (bearing no interest or interest at below market rates) ("Discount Securities") to their stated principal amount. United States Federal income tax consequences and other special considerations applicable to any such Discount Securities or any Debt Securities which are denominated in a currency or composite currency other than United States dollars will be described in the applicable Prospectus Supplement.

     Since the Corporation is a holding company, the rights of the Corporation, and hence the right of creditors of the Corporation (including the Holders of Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization otherwise is necessarily subject to the prior claims of creditors of any such subsidiary except to the extent that claims of the Corporation itself as a creditor of the subsidiary may be recognized.

     Unless otherwise indicated in the applicable Prospectus Supplement, the covenants contained in the Indentures and the Debt Securities would not provide for redemption at the option of a Holder nor necessarily afford Holders thereof protection in the event of a highly leveraged or other transaction that may adversely affect such Holders, except to the extent described under "-- Consolidation, Merger and Sale of Assets." Such covenants may not be waived or modified by the Corporation or its Board of Directors, although Holders of Debt Securities could waive or modify such covenants as more fully described below under "-- Modification and Waiver."

CONVERSION OR EXCHANGE OF DEBT SECURITIES

     If so indicated in the applicable Prospectus Supplement with respect to a particular series of Debt Securities, such series will be convertible or exchangeable into Common Stock, Preferred Stock or other securities on the terms and conditions set forth therein. Such terms will include provisions as to whether conversion is mandatory, at the option of the Holder or at the option of the Corporation, and may include provisions pursuant to which the number of shares of Common Stock, Preferred Stock or other securities of the Corporation to be received by the Holders of such Debt Securities would be calculated according to the market price of Common Stock, Preferred Stock or other securities of the Corporation as of a time stated in the Prospectus Supplement. The applicable Prospectus Supplement will indicate restrictions on ownership that may apply in the event of a conversion or exchange.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issued in fully registered form without coupons in denominations set forth in the Prospectus Supplement. No service charge will be made for any transfer or exchange of such Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the Prospectus Supplement. Debt Securities in bearer form will be transferable by delivery.

     Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Debt Securities may be surrendered for payment or transferred at the offices of the Indenture Trustee as paying and authenticating agent, provided that payment of interest on registered securities may be made at the option of the Corporation
(i) by check mailed to the address of the person entitled thereto as it appears in the applicable Security Register or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the applicable Security Register. Payment of Debt Securities in bearer form will be made at such paying agencies outside of the United States as the Corporation may appoint.

BOOK-ENTRY DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Global Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Global Depositary for such Global Security to a nominee for such Global Depositary and except in the circumstances described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security and a description of the Global Depositary will be provided in the applicable Prospectus Supplement.

CERTAIN COVENANTS OF THE CORPORATION UNDER THE 1995 INDENTURE

  Definitions

     "Attributable Debt" is defined to mean as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the rate of interest per annum, compounded semi-annually, implicit in the terms of such lease, as determined in good faith by the Corporation. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance, repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents such as those based on sales. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but shall not include any rent required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Consolidated Net Tangible Assets" is defined to mean the aggregate amount of assets after deducting (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, and other like intangibles, all as set forth on the most recently prepared balance sheet of the Corporation and its consolidated Subsidiaries and computed in accordance with United States generally accepted accounting principles.

     "Corporation" includes corporations, partnerships, associations, companies, joint-stock companies and business trusts.

     "Debt" with respect to any Person is defined to mean (i) any debt (a) for money borrowed, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed by a Person in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker's acceptances; (ii) any debt of others described in the preceding clause (i) which such Person has guaranteed or for which it is otherwise directly liable; (iii) the obligation of such Person as lessee under any lease of property which is reflected on such Person's balance sheet as a capitalized lease; and (iv) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii); provided, however, that, in computing the Debt of any Person, there shall be excluded any particular Debt if, upon or prior to the maturity thereof, there shall have been deposited with a depository in trust money (or evidence of Debt if permitted by the instrument creating such Debt) in the necessary amount to pay, redeem or satisfy such Debt as it becomes due, and the amount so deposited shall not be included in any computation of the assets of such Person.

     "Existing Debt" is defined to mean all Debt outstanding on the date of issuance of a particular series of Debt Securities.

     "Permitted Secured Debt" means all Debt (i) permitted under the covenant described in "-- Limitation on Liens" and (ii) to which the covenant described in "-- Limitation on Liens" is expressly inapplicable.

     "Principal Property" is defined to mean any facility owned by the Corporation or any Subsidiary, in each case, the gross book value of which on the date of determination exceeds 1% of Consolidated Net Tangible Assets.

     "Project Debt" means Debt incurred to finance cogeneration, waste-to-energy or other operating or construction projects, but only to the extent that such Debt is limited in recourse to the assets, contractual rights and revenues of the particular project being financed.

     "Restricted Subsidiary" is defined to mean any Subsidiary of the Corporation which owns, directly or indirectly, a Principal Property and any Subsidiary which, in the opinion of the Board of Directors or any duly authorized committee thereof, is of material importance to the Corporation.

     "Secured Debt" means all Debt secured by a Lien.

     "Senior Debt" is defined to mean the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of Debt of the Corporation, whether any such Debt exists as of the date of the Indenture or is created, incurred, assumed or guaranteed after such date, other than (i) Debt that by its terms or by operation of law is subordinated to or on a parity with the Debt Securities and
(ii) Debt owed to a subsidiary or partnership of the Corporation.

     "Subsidiary" is defined to mean a corporation of which securities having ordinary voting power, in the absence of contingencies, to elect a majority of directors, are owned directly or indirectly by the Corporation.

     "Working Debt" means Debt incurred by Subsidiaries of the Corporation organized outside the United States for (i) working capital in the ordinary course of business that is repayable within three years or (ii) hedging currency risk relating to contracts with customers for the delivery of products and services with proceeds segregated and identified and limited to investments and uses designed to accomplish such purpose.

  Limitation on Liens

     In the 1995 Indenture, the Corporation has covenanted that it will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any Debt secured after the date of the 1995 Indenture by pledge of, or mortgage or other lien on ("Lien"), any Principal Property of the Corporation or any Subsidiary, or any shares of stock or Debt of any Subsidiary without effectively providing that the Debt Securities of all series issued pursuant to the 1995 Indenture (together with, if the Corporation shall so determine, any other Debt of the Corporation or such Subsidiary then existing or thereafter created which is not subordinate to the Debt Securities) shall be secured equally and ratably with (or, at the option of the Corporation, prior to) such Secured Debt, so long as such Secured Debt shall be so secured, unless after giving effect thereto, the aggregate principal amount of all such Secured Debt then outstanding which would otherwise be prohibited, plus all Attributable Debt of the Corporation and its Subsidiaries in respect of sale and leaseback transactions (as defined in
"-- Restrictions on Sales and Leasebacks") occurring after the date of the 1995 Indenture and existing at such time which would otherwise be prohibited by the covenant described in "-- Restrictions on Sales and Leasebacks", would not exceed 5% of Consolidated Net Tangible Assets. This restriction does not apply to, and there shall be excluded in computing secured Debt for the purpose of such restriction, Debt secured by:

          (1) Liens on property, capital stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction cost or commencement of operation thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the later of the acquisition of such property or shares or Debt, the completion of any such construction and the commencement of operation for the purpose of financing all or any part of the purchase price or construction cost or commencement of operation thereof, provided that any such Liens shall only extend to the above-described property or property on which the above-described property is situated;

          (2) Liens on property of, or on any shares of stock or Debt of, any corporation or other Person existing at the time such corporation becomes a Restricted Subsidiary;

          (3) Liens on property of, or on any shares of capital stock or Debt of any Corporation or other Person existing at the time such Corporation or other Person is merged into or consolidated with the Corporation or a Restricted Subsidiary or at the time of sale, lease or other disposition of all or substantially all the properties of a Corporation or other Person to the Corporation;

          (4) Liens (a) (i) in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or (ii) in favor any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute, or (b) (i) for taxes, assessments or governmental charges or levies in each case not then due and delinquent or the validity of which is being contested in good faith by appropriate proceedings, and (ii) for materialmen's, mechanics', carriers', workmen's, repairmen's, landlord's or other like Liens, or deposits to obtain the release of such Liens;

          (5) Liens on any property or assets of any Restricted Subsidiary to secure Debt owing by it to the Corporation or any other Restricted Subsidiary;

          (6) Liens arising out of judgments or awards against the Corporation or any subsidiary that the Corporation or such subsidiary is contesting in good faith;

          (7) Liens made in favor of any customer arising in the ordinary course of business of the Corporation or any subsidiary in respect of payments made by or on behalf of such customer for goods produced or services rendered to such customer,

          (8) Liens existing at the date of the 1995 Indenture;

          (9) Liens created to secure Project Debt, but only to the extent that any such Lien does not extend beyond the assets, contractual rights and revenues of such project and the capital stock of the corporation owning such project, and any extension, renewal, refunding, replacement or refinancing (or successive extensions, renewals, replacements, refundings or refinancings) as a whole or in part of any Liens referred to in this clause (9); and

          (10) Any extension, renewal, refunding or replacement (or successive extensions, renewals, refundings or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (1) through (3) and (8), inclusive; provided, however, that (i) such extension, renewal, refunding or replacement Lien shall be limited to all or a part of the same property, shares of stock or Debt that secured the Lien extended, renewed, refunded or replaced (plus improvements on such property) and (ii) the Debt secured by such Lien at such time is not increased.

  Restrictions on Sales and Leasebacks

     In the 1995 Indenture, the Corporation has covenanted that it will not, and will not permit any Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Corporation or any Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Corporation or any such Subsidiary of any Principal Property which has been owned and operated by the Corporation or such Subsidiary for more than 180 days and which has been sold or transferred by the Corporation or such Subsidiary to such lender or investor or to any Person to whom funds have been advanced by such lender or investor (each, a "sale and leaseback transaction") unless, after giving effect thereto, the aggregate amount of all Attributable Debt of the Corporation and its Subsidiaries in respect of such sale and leaseback transactions occurring after the date of the 1995 Indenture and existing at such time which would otherwise be prohibited under the covenant described in "-- Restrictions on Sales and Leasebacks" plus all secured Debt then outstanding of the Corporation and its Subsidiaries incurred after the date of the 1995 Indenture which would otherwise be prohibited by the covenant described in "-- Limitation on Liens", would not exceed 5% of Consolidated Net Tangible Assets. This restriction does not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction, Attributable Debt with respect to any sale and leaseback transaction under any of the following circumstances:

          (1) the lease in such sale and leaseback transaction is for a period, including renewals, of not in excess of three years; or

          (2) the property which is the subject of the sale and leaseback transaction is property capable of being subject to a Lien described in clauses (1), (2), (3), (8) or (9) in the covenant described in "-- Limitation on Liens"; or

          (3) the Corporation or a Subsidiary, within 180 days after the sale or transfer shall have been made by the Corporation or by any such Subsidiary, applies an amount equal to the lesser of (i) Attributable Debt or (ii) the net proceeds of any such sale or transfer to (a) the acquisition of other Principal Property of equal fair market value (as determined by the Board of Directors) or (b) the retirement of indebtedness for pari passu borrowed money (including Debt Securities of any series).

  Limitation on Debt Incurred by Restricted Subsidiaries

     In the 1995 Indenture, the Corporation has covenanted that it will not permit any Restricted Subsidiary to directly or indirectly, incur, assume or suffer to exist any Debt, unless, after giving effect thereto, the aggregate amount of then outstanding Debt incurred by all Restricted Subsidiaries, excluding all Secured Debt and Attributable Debt in respect of sale and leaseback transactions, shall not exceed 10% of Consolidated Net Tangible Assets. The immediately preceding sentence shall not apply to the incurrence or issuance of (a) Existing Debt, (b) Working Debt, (c) Debt of a Restricted Subsidiary which represents the assumption by such Restricted Subsidiary of Debt of another Restricted Subsidiary as a result of the merger or acquisition of such Restricted Subsidiary, (d) Debt of any Corporation existing at the time such corporation becomes a Restricted Subsidiary, (e) Permitted Secured Debt and
(f) Project Debt which does not constitute Secured Debt.

  No Similar Restrictive Covenants in the Junior Subordinated Indenture

     The Junior Subordinated Indenture contains no covenants analogous to those described above under "-- Certain Covenants of the Corporation under the 1995 Indenture -- Limitation on Liens" and "-- Restrictions on Sales and Leasebacks".

EVENTS OF DEFAULT

  Events of Default under the 1995 Indenture

     The following are Events of Default under the 1995 Indenture with respect to Debt Securities of any particular series:

          (1) default in the payment of any installment of interest, if any, upon any of the Debt Securities of such series as and when it shall become due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of, or any premium on, any of the Debt Securities of such series as and when the same shall become due and payable either at Stated Maturity, upon redemption, by declaration or otherwise; or

          (3) default in the payment of any sinking fund payment, when and as due and payable by the terms of the Debt Securities of such series; or

          (4) default in the performance, or breach, of any covenant of the Corporation in the 1995 Indenture or the Debt Securities of such series (other than a covenant a default in the performance or a breach of which is otherwise specified as an Event of Default or which has expressly been included in the 1995 Indenture and designated as being solely for the benefit of such series of Debt Securities other than such series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Corporation by the Indenture Trustee or to the Corporation and the Indenture Trustee by the Holders of at least 25% in principal amount of the Debt Securities of such series then outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the 1995 Indenture; or

          (5) default resulting in acceleration of or failure to pay at maturity
     (i) other Debt of the Corporation or Debt that the Corporation has guaranteed where the aggregate principal amount so accelerated exceeds $15 million or (ii) Debt of any Subsidiary which the Corporation has directly assumed or on which the Corporation has otherwise become directly liable as a result of the exercise of remedies upon the occurrence of a default by such Subsidiary in the performance of its obligations under any agreement guaranteed by the Corporation in a principal amount of $15 million or more; without such involuntary acceleration having been rescinded or annulled within a period of 30 days after there shall have been given, by registered or certified mail, to the Corporation by the Indenture Trustee or to the Corporation and the Indenture Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding a written notice specifying such default and requiring the Corporation to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" under the 1995 Indenture; provided, however, that, if such default shall be remedied or cured by the Corporation or waived by the Holders of such indebtedness before any judgment or decree for the payment of money due shall have been obtained or entered, then the Event of Default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without any action on the part of the Indenture Trustee or any of the Holders; or

          (6) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Corporation in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law then or thereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Corporation or for all or substantially all of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (7) the Corporation shall commence a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law then or thereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Corporation or for all or substantially all of its property, or make any general assignment for the benefit of creditors; or

          (8) any other Event of Default provided with respect to Debt Securities of such series.

  Events of Default under the Junior Subordinated Indenture

     The Junior Subordinated Indenture provides that any one or more of the following events that has occurred and is continuing constitutes an "Event of Default":

          (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal of (or premium, if any) on the Junior Subordinated Debentures when due, whether at maturity or upon redemption, by declaration, by acceleration or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants or agreements contained in the Junior Subordinated Indenture that shall not have been remedied for 90 days after written notice to the Corporation from the Indenture Trustee or to the Indenture Trustee and the Corporation by the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures of that series; or

          (iv) certain events of bankruptcy, insolvency or reorganization of the Corporation; or

          (v) any other Event of Default with respect to a particular series of Junior Subordinated Debentures as described in the related Prospectus Supplement.

  Provisions Applicable to Events of Default under either Indenture

     If an Event of Default (as used herein, "Event of Default" with respect to a particular series of Debt Securities shall refer to an Event of Default under the Indenture under which such series was issued) with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then, and in each and every such case, unless the principal of all of the Debt Securities of such series shall have already become due and payable, either the Indenture Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding, by notice in writing to the Corporation (and to the Indenture Trustee if given by Holders), may declare the entire principal amount (or, if the Debt Securities of such series are Discount Securities (as defined in the applicable Indenture), such portion of the principal as may be specified in the terms of such series) of all of the Debt Securities of such series and any premium and interest accrued thereon to be due and payable immediately, and upon any such declaration such principal amount (or specified amount) and any premium and interest accrued thereon shall become immediately due and payable. With regard to Corresponding Junior Subordinated Debentures held by an Issuer Trust, if the Indenture Trustee or such percentage of Holders of Corresponding Junior Subordinated Debentures fails to make such declaration, the Holders of at least 25% in aggregate liquidation amount of the outstanding Related Preferred Securities will have such right.

     However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. See also
"-- Modification and Waiver." In the case of Corresponding Junior Subordinated Debentures, if the Holders of such Corresponding Junior Subordinated Debentures fail to rescind and annul such declaration, the Holders of a majority in aggregate liquidation amount of the Related Preferred Securities will have such right.

     Reference is made to the Prospectus Supplement relating to each series of Debt Securities which are Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     Each Indenture provides that, subject to the duty of the Indenture Trustee during default to act with the required standard of care, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Indenture Trustee reasonable indemnity. Subject to such provisions for indemnification of the Indenture Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Debt Securities of that series.

     The occurrence of an Event of Default in respect of a series of Corresponding Junior Subordinated Debentures will also constitute a Trust Enforcement Event in respect of the Related Preferred Securities and related Common Securities. See "Description of Preferred Securities."

     If an Event of Default occurs and is continuing with respect to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture with respect thereto, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

     The Corporation is required to furnish to the Indenture Trustee annual statements as to the performance by the Corporation of certain of its obligations under each Indenture and as to any default in such performance.

MODIFICATION AND WAIVER

  1995 Indenture

     Modifications and amendments of the 1995 Indenture may be made by the Corporation and the Indenture Trustee with the consent of the Holders of a majority in principal amount of the outstanding Debt Securities of each series affected thereby (each such series voting as a single class); provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal, or any installment of principal of or interest on, any Debt Security, (b) reduce the principal amount thereof, or reduce any premium thereof or change the time of payment of any premium thereon, (c) reduce the rate or change the time of payment of interest thereon, if any, (d) reduce any amount payable on redemption of any such Debt Security (if any), (e) reduce the overdue rate thereof, (f) change the place or currency of payment of principal of, or any premium or interest thereon, (g) reduce, if applicable, the amount of principal of any Discount Security payable upon acceleration of the Maturity thereof or the amount thereof provable in bankruptcy, (h) impair, if applicable, any right of repayment at the option of the Holder, (i) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, or (j) reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the 1995 Indenture or for waiver of compliance with certain provisions of the 1995 Indenture or for waiver of certain defaults, or
(k) alter or impair the right of any Holder to convert or exchange Debt Securities of any series, if applicable, at the rate and upon the terms established pursuant to the 1995 Indenture.

  Junior Subordinated Indenture

     The Junior Subordinated Indenture contains provisions permitting the Corporation and the Indenture Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Junior Subordinated Debentures of all series affected by such modification or amendment at the time outstanding, to amend the Junior Subordinated Indenture or modify the rights of the Holders of the Junior Subordinated Debentures; provided, that no such amendment or modification shall (i) change the Stated Maturity of any Junior Subordinated Debenture or reduce the principal amount thereof or reduce the rate or extend the time for payment of interest thereon, or make the principal thereof, or interest or premium, if any, thereon, payable in any coin or currency other than that provided in such Junior Subordinated Debentures, or impair or affect the right of any Holder of Junior Subordinated Debentures to institute suit for the payment thereon or reduce any amount payable on prepayment thereof, without the consent of each Holder of Junior Subordinated Debentures so affected, or (ii) reduce the aforesaid percentage of principal amount of Junior Subordinated Debentures for which the consent of the Holders is required for any such modification, without the consent of each Holder of Junior Subordinated Debentures so affected. Furthermore, in the case of Corresponding Junior Subordinated Debentures, so long as any of the Related Preferred Securities remain outstanding, (a) no such modification may be made that adversely affects the Holders of such Preferred Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Junior Subordinated Indenture in respect of such series of Junior Subordinated Debentures may be effective, without the prior consent of the Holders of at least a majority in aggregate liquidation amount of all the outstanding Related Preferred Securities unless and until the principal of (and premium, if any, on) the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied and (b) where a consent under the Junior Subordinated Indenture would require the consent of each Holder of Corresponding Junior Subordinated Debentures, no such consent may be given by the Property Trustee without the prior consent of each Holder of Related Preferred Securities.

  The Indentures Generally

     The Holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Corporation with certain restrictive provisions of the applicable Indenture. In the case of

Corresponding Junior Subordinated Debentures, if the Holders of such Corresponding Junior Subordinated Debentures fail to waive such compliance, the Holders of a majority in aggregate liquidation amount of the Related Preferred Securities will have such right. The Holders of a majority in principal amount of the outstanding Debt Securities of any series may, on behalf of the Holders of all Debt Securities of that series, direct the Indenture Trustee as to the time, method and place of pursuing any remedy available to it or exercising any trust or power conferred on it and may waive any past default under the Indenture with respect to Debt Securities of that series, except a default not theretofore cured in the payment of the principal of (or premium, if any) or interest on any Debt Securities of that series or in respect of any provision which under the applicable Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security of that series affected.

     Each Indenture contains provisions, where applicable, permitting the Corporation and the Indenture Trustee to enter into one or more supplemental indentures without the consent of the Holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to the Corporation and the assumption of the covenants of the Corporation by a successor to the Corporation; (ii) to add to the covenants of the Corporation or surrender any right or power of the Corporation; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add to, change or eliminate any provision affecting Debt Securities not yet issued; (v) to secure the Debt Securities (in the case of Debt Securities issued under the 1995 Indenture only); (vi) to establish the form or terms of Debt Securities; (vii) to evidence and provide for a successor Indenture Trustee; and (viii) to cure any ambiguity or correct any mistake or to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action does not adversely affect the interests of any Holder of Debt Securities of any series.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Corporation may not consolidate or merge with or into, or convey, transfer or lease all or substantially all its properties and assets to, any Person, and any other Person may not consolidate or merge with or into, the Corporation, unless (i) the Person (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or which acquires or leases all or substantially all the assets of the Corporation is organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes all of the Corporation's obligations under the Debt Securities and under the applicable Indenture, (ii) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing (provided that a transaction will only be deemed to be in violation of this condition (ii) as to any series of Debt Securities as to which such Event of Default or such event shall have occurred and be continuing), and (iii) with respect to the 1995 Indenture only, the Trustee receives an Opinion of Counsel and an Officers' Certificate that such consolidation, merger, conversion, transfer or lease and such assumption complies with the terms of the 1995 Indenture and all conditions precedent set forth in the 1995 indenture relating to such transaction have been complied with.

SATISFACTION, DISCHARGE, AND DEFEASANCE PRIOR TO MATURITY OR REDEMPTION

  Covenant Defeasance of any Series Issued under the 1995 Indenture

     If the Corporation shall deposit with the Indenture Trustee, in trust, at or before maturity or redemption of the Debt Securities of any series issued under the 1995 Indenture, money and/or Government Obligations in such amounts and maturing at such times such that the proceeds of such obligations to be received upon the respective maturities and interest payment dates of such obligations will provide funds sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay when due the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest on such series of Debt Securities at the Stated Maturity of such principal or installment of principal or interest, as the case may be, then the Corporation may omit to comply with certain of the terms of the 1995 Indenture with respect to that series of Debt Securities, including any or all of the restrictive covenants described above or in any Prospectus Supplement, and the Events of Default described in clauses (4) and
(5)
under "Events of Default -- Events of Default under the 1995 Indenture" shall not apply. Defeasance of Debt Securities of any such series is subject to the satisfaction of certain conditions, including among others: (1) the absence of an Event of Default or event which, with notice or lapse of time, would become an Event of Default at the date of the deposit, (2) the delivery to the Indenture Trustee by the Corporation of an Opinion of Counsel to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred, (3) such covenant defeasance will not cause any Debt Securities of such series then listed on any nationally recognized securities exchange to be delisted, (4) that such covenant defeasance will not result in a breach of, or constitute a default under, any instrument by which the Corporation is bound and (5) such covenant defeasance shall not cause the Indenture Trustee for the Securities of such series to have a "conflicting interest" (as defined in Section 310(b) of the Trust Indenture Act) with respect to any securities of the Corporation. If indicated in the Prospectus Supplement relating to a series of Debt Securities, in addition to the obligations of the United States of America or obligations guaranteed by the United States of America, Government Obligations may include obligations of the government, and obligations guaranteed by such government, issuing the currency or currency unit in which Debt Securities of such series are payable.

  Defeasance of any Series Issued under the 1995 Indenture

     Upon the deposit of money or securities as contemplated in the preceding paragraph and the satisfaction of certain other conditions, the Corporation may also omit to comply with its obligation duly and punctually to pay the principal of (and premium, if any) and interest on a particular series of Debt Securities issued under the 1995 Indenture, and any Events of Default with respect thereto shall not apply, and thereafter, the Holders of Debt Securities of such series shall be entitled only to payment out of the money or securities deposited with the Indenture Trustee. Such conditions include among others: (1) the absence of an Event of Default or event which, with notice or lapse of time, would become an Event of Default at the date of the deposit, (2) the delivery to the Indenture Trustee by the Corporation of an Opinion of Counsel, which refers to or is based on a ruling of the Internal Revenue Service or a change in the applicable United States Federal income tax law occurring after the date of the Indenture, to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and the satisfaction, discharge and defeasance, and will be subject to United States Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, (3) such defeasance will not cause any Debt Securities of such series then listed on any nationally recognized securities exchange to be delisted, (4) that such defeasance will not result in a breach of, or constitute a default under, any instrument by which the Corporation is bound and (5) such defeasance shall not cause the Indenture Trustee for the Securities of such series to have a conflicting interest for the purpose of the Trust Indenture Act with respect to any securities of the Corporation.

SATISFACTION AND DISCHARGE OF THE JUNIOR SUBORDINATED INDENTURE

     The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures of a series not previously delivered to the Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Indenture Trustee trust funds, in trust, for the purpose of, and in an amount sufficient for, payment and discharge of the entire indebtedness on the Junior Subordinated Debentures of such series not previously delivered to the Indenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will cease to be of further effect with respect to the series (except as to the Corporation's obligations to pay all other sums due with respect to that series pursuant to the Junior Subordinated Indenture and to provide the officer's certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Junior Subordinated Indenture with respect to that series.

SENIOR DEBT SECURITIES

     The Debt Securities that will be designated and will constitute part of the Senior Debt and Senior Indebtedness of the Corporation, will rank pari passu with all other unsecured and unsubordinated Debt of the Corporation.

SENIOR SUBORDINATED DEBT SECURITIES

     The Senior Subordinated Debt Securities, may be subordinated and junior in right of payment, to the extent set forth in the applicable Prospectus Supplement, to all Senior Debt.

JUNIOR SUBORDINATED DEBENTURES

  Corresponding Junior Subordinated Debentures

     The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Junior Subordinated Indenture in connection with the issuance of a series of Related Preferred Securities by an Issuer Trust. In that event, concurrently with the issuance of such Issuer Trust's Preferred Securities, such Issuer Trust will invest the proceeds thereof and the consideration paid by the Corporation for the Common Securities of such Issuer Trust in such series of Corresponding Junior Subordinated Debentures, which will be issued by the Corporation to such Issuer Trust. Each series of Corresponding Junior Subordinated Debentures will be in a principal amount equal to the aggregate stated liquidation amount of the Related Preferred Securities and the Common Securities of such Issuer Trust. Holders of the Related Preferred Securities for a series of Corresponding Junior Subordinated Debentures will have the rights in connection with modifications to the Indenture or upon occurrence of Events of Default, as described under "-- Modification and Waiver" and "-- Events of Default -- Events of Default under the Junior Subordinated Indenture", unless provided otherwise in the applicable Prospectus Supplement.

  Deferral of Interest Payments

     If provided in the applicable Prospectus Supplement, the Corporation will have the right under the Junior Subordinated Indenture and the Corresponding Junior Subordinated Debentures to defer the payment of interest at any time or from time to time on any series of Corresponding Junior Subordinated Debentures for up to such number of consecutive interest payment periods as may be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"); provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures as in effect at the time of the Corporation's election to defer interest in this manner. As a consequence of any such election, Distributions on the Related Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Issuer Trust of such Preferred Securities during any such Extension Period. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures, or (iii) make any guarantee payments with respect to any guarantee by the Corporation of debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with, or junior in right of payment to, the Junior Subordinated Debentures (other than (a) dividends or distributions by the Corporation by way of issuance of its common stock, (b) payments under the applicable Guarantee made by the Corporation in respect of the Trust Securities of such Issuer Trust, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans). Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

  Enforcement of Certain Rights by Holders of Preferred Securities

     If an Event of Default with respect to a series of Corresponding Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Corporation to pay any amounts payable in respect of such Corresponding Junior Subordinated Debentures on the date such amounts are otherwise payable, a Holder of the Related Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such Holder of an amount equal to the amount payable in respect of such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Related Preferred Securities held by such Holder (a "Direct Action"). The Corporation may not amend the Junior Subordinated Indenture or the Corresponding Junior Subordinated Debentures to remove the foregoing right to bring a Direct Action without the prior written consent of the Holders of all of the Preferred Securities.

     The Holders of the Preferred Securities will not be able to exercise directly any remedies available to the Holders of the Junior Subordinated Debentures except under the circumstances described in the previous paragraph. See "Description of Preferred Securities".

  Subordination

     The Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth therein and in the Junior Subordinated Indenture, to all Debt of the Corporation other than Debt that expressly ranks pari passu with, or junior in interest to, the Junior Subordinated Debentures ("Senior Indebtedness"). If the Corporation defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

     In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Corporation, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Corporation for the benefit of creditors or (iv) any other marshalling of the assets of the Corporation, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the Holders of Senior Indebtedness in accordance with the priorities then existing among such Holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

     In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of Junior Subordinated Debentures, together with the Holders of any obligations of the Corporation ranking pari passu with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Corporation the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Corporation ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any Holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the Holders of the

Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such Holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Corporation, Holders of Senior Indebtedness may receive more, ratably, and Holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of any Event of Default.

     The Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

  Restrictions on Certain Payments

     The Corporation will not, as to each series of Junior Subordinated Debentures, (i) declare or pay any dividends or distributions on, or prepay, redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal of, premium, if any, or interest on, or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu with or junior in interest to the Junior Subordinated Debentures, including other Junior Subordinated Debentures, or
(iii) make any guarantee payment with respect to any guarantee by the Corporation of debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with, or junior in right of payment to, the Junior Subordinated Debentures (other than (a) dividends or distributions by the Corporation by way of issuance of its common stock, (b) payments under the applicable Guarantee made by the Corporation in respect of the Trust Securities of such Issuer Trust, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans), if at such time (i) there has occurred any event of which the Corporation has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to the Junior Subordinated Debentures of such series, (ii) if such Junior Subordinated Debentures are held by an Issuer Trust, the Corporation is in default with respect to its payment of any obligations under the Guarantee relating to the Related Preferred Securities or (iii) the Corporation has given notice of its selection of an Extension Period as provided in the Junior Subordinated Indenture with respect to the Junior Subordinated Debentures of such series and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

  Certain Covenants of the Corporation

     In the event Junior Subordinated Debentures are issued to an Issuer Trust or Issuer Trustee thereof in connection with the issuance of Trust Securities of such Issuer Trust, for so long as such Trust Securities remain outstanding, the Corporation will covenant (i) to maintain, directly or indirectly, 100% ownership of the Common Securities of such Issuer Trust, provided that certain successors that are permitted pursuant to the Junior Subordinated Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) to use commercially reasonable efforts, consistent with the terms and provisions of the Declaration of Trust of such Issuer Trust to cause such Issuer Trust (a) to remain a grantor trust, except in connection with a distribution of Junior Subordinated Debentures to the Holders of the Trust Securities in liquidation of the Issuer Trust, the redemption of all of the Trust Securities of an Issuer Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of Trust of such Issuer Trust, and (b) to otherwise continue to be classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes and (iii) not to cause, as Sponsor of each Issuer Trust, or permit, as Holder of the Commons Securities, the dissolution, winding-up or termination of such Issuer Trust except in connection with a distribution of the Junior Subordinated Debentures as provided in the Declaration of Trust of such Issuer Trust and in connection with certain mergers, consolidations or amalgamations.

GOVERNING LAW

     Each Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE INDENTURE TRUSTEE

     Harris Trust and Savings Bank is the trustee under each Indenture and has been appointed by the Corporation as initial Security Registrar and Paying Agent with regard to the Debt Securities. The Company has customary banking relationships with the Indenture Trustee and certain of its affiliates in the ordinary course of business.

                      DESCRIPTION OF PREFERRED SECURITIES

     Each Issuer Trust may issue only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of Trust of each Issuer Trust will be qualified as an indenture under the Trust Indenture Act. Harris Trust and Savings Bank will act as indenture trustee under each Declaration of Trust. The Preferred Securities will represent undivided beneficial ownership interests in the assets of the Issuer Trusts and the Holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration of Trust. This Prospectus contains a description of all material provisions of each Declaration of Trust. The summary of such provisions does not purport to be complete; a copy of the form of such Declarations of Trust is filed as an exhibit to the Registration Statement. All capitalized terms set forth below have the meanings specified in the form of Declaration of Trust.

     The Preferred Securities will have such terms, including as to Distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration of Trust of the Issuer Trust issuing such Preferred Securities or made part of such Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of an Issuer Trust for specific terms, including (i) the distinctive designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such Issuer Trust, (iii) the annual Distribution rate (or method of determining such rate) for Preferred Securities issued by such Issuer Trust and the date or dates upon which such Distributions shall be payable, (iv) whether Distributions on Preferred Securities issued by such Issuer Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such Issuer Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such Issuer Trust to the Holders of Preferred Securities of such Issuer Trust upon voluntary or involuntary dissolution, winding-up or termination of such Issuer Trust, (vi) the obligation, if any, of such Issuer Trust to purchase or redeem Preferred Securities issued by such Issuer Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such Issuer Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (vii) the voting rights, if any, of Preferred Securities issued by such Issuer Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the Holders of Preferred Securities as a condition to specified action or amendments to the Declaration of Trust of such Issuer Trust, and (viii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Issuer Trust, consistent with the Declaration of Trust of such Issuer Trust and with applicable law. All Preferred Securities offered hereby will be guaranteed by the Corporation to the extent set forth below under "Description of Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each Issuer Trust will issue one series of Common Securities, having such terms, including as to Distributions, redemption, voting, liquidation rights or such restrictions, as shall be set forth in the Declaration of Trust of the Issuer Trust issuing such Common Securities or made part of such Declaration of Trust by the Trust Indenture Act. The terms of the Common

Securities issued by such Issuer Trust will be substantially identical to the terms of the Preferred Securities issued by such Issuer Trust. The Common Securities will rank on a parity, and payments will be made thereon pro rata, with such Preferred Securities except that upon a Trust Enforcement Event under the Declaration of Trust of such Issuer Trust, the rights of the Holders of such Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the Holders of such Preferred Securities. Except in certain limited circumstances, the Holders of Common Securities of an Issuer Trust will also be entitled to vote and appoint, remove or replace any of the Issuer Trustees of such Issuer Trust. All of the Common Securities of an Issuer Trust will be directly or indirectly owned by the Corporation.

     If a Trust Enforcement Event with respect to a Declaration of Trust of any Issuer Trust occurs and is continuing, then the Holders of Preferred Securities of such Issuer Trust would rely on the enforcement by the Property Trustee of its rights as a Holder of Junior Subordinated Debentures against the Corporation. In addition, the Holders of a majority in liquidation amount of such Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under such Declaration of Trust, including the right to direct the Property Trustee to exercise the remedies available to it as a Holder of Junior Subordinated Debentures.

     An Event of Default under the Junior Subordinated Indenture that has occurred and is continuing with respect to Corresponding Junior Subordinated Debentures constitutes a "Trust Enforcement Event" under the Declaration of Trust with respect to the Issuer Trust that issued the Related Preferred Securities; provided that pursuant to such Declaration, the Holder of the Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Common Securities until all Trust Enforcement Events with respect to the Related Preferred Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Event with respect to the Related Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Related Preferred Securities and only the Holders of the Related Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under such Declaration of Trust, and therefore the Junior Subordinated Indenture.

     Upon the occurrence of a Trust Enforcement Event, the Property Trustee, as the Holder of Corresponding Junior Subordinated Debentures, will have the right under the Junior Subordinated Indenture to declare the principal of and premium, if any, and interest on such Junior Subordinated Debentures to be immediately due and payable.

     If the Property Trustee fails to enforce its rights with respect to Junior Subordinated Debentures, any Holder of Preferred Securities may, to the extent permitted by applicable law, institute a legal proceeding directly against the Corporation to enforce the Property Trustee's rights under such Junior Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Corporation to pay principal of and premium, if any, and interest or other required payments on Junior Subordinated Debentures on the date such interest, principal or other payment is otherwise payable, then a Holder of Preferred Securities of such Issuer Trust may, on or after the respective due dates specified in such Junior Subordinated Debentures, institute a Direct Action. In connection with such Direct Action, the rights of the Corporation will be subrogated to the rights of such Holder of Preferred Securities under such Declaration of Trust to the extent of any payment made by the Corporation to such Holder of Preferred Securities in such Direct Action. Consequently, the Corporation will be entitled to payment of amounts that a Holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such Holder receives or has already received full payment with respect to such unpaid distribution from an Issuer Trust. The Holders of Preferred Securities of an Issuer Trust will not be able to exercise directly any other remedy available to the Holders of Junior Subordinated Debentures.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The following description of the Corporation's capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete descriptions thereof set forth in the Corporation's Restated Certificate of Incorporation, as amended (the "Certificate"), and By-laws, as amended (the "By-laws") which documents are exhibits to this Registration Statement.

     The Corporation is authorized to issue up to 80,000,000 shares of Common Stock, par value $1.00, and up to 1,500,000 shares of Preferred Stock, no par value. As of March 27, 1998 there were 40,734,864 shares of Common Stock and no shares of Preferred Stock outstanding. Of the 1,500,000 shares of authorized Preferred Stock, 400,000 shares have been reserved and designated as "Series A Junior Participating Preferred Stock."

PREFERRED STOCK

     General. The following summary contains a description of certain general terms of the Preferred Stock. The particular terms of any series of Preferred Stock that may be offered will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The summary of terms of the Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Certificate and the Certificate of Designation (the "Certificate of Designation") relating to a particular series of offered Preferred Stock which is or will be in the form filed or incorporated by reference as an exhibit to the Registration Statement at or prior to the time of the issuance of such series of Preferred Stock.

     The Board of Directors has the power, without further action by the shareholders, to issue Preferred Stock in one or more series, with such designations or titles, dividend rates, redemption provisions, special or relative rights in the event of liquidation, dissolution, distribution or winding up of the Corporation, sinking fund provisions, conversion provisions, voting rights thereof and other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as shall be set forth as and when established by the Board of Directors; provided that the Board of Directors shall fix such provisions as will, at a minimum, entitle the Holders of such Preferred Stock, voting as a class, to elect at least two directors upon default of the equivalent of six quarterly dividends, such right to continue until cumulative dividends have been paid in full, or until non-cumulative dividends have been paid regularly for at least a year, and require the affirmative approval of at least two-thirds of the outstanding Preferred Stock as a prerequisite to any amendment to the Certificate or By-laws altering materially any existing provision of such Preferred Stock. The shares of any series of Preferred Stock will be, when issued, fully paid and non-assessable and Holders thereof will have no preemptive rights in connection therewith.

     Rank. Any series of Preferred Stock will, with respect to rights on liquidation, winding up and dissolution, rank (i) senior to all classes of Common Stock and to all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities will rank junior to such series of Preferred Stock (the "Junior Liquidation Securities"); (ii) on a parity with all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities will rank on a parity with such series of Preferred Stock ("Parity Liquidation Securities"); and (iii) junior to all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities will rank senior to such series of Preferred Stock (the "Senior Liquidation Securities"). In addition, any series of Preferred Stock will, with respect to dividend rights, rank (i) senior to all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities will rank junior to such series of Preferred Stock and, to the extent provided in the applicable Certificate of Designation, to Common Stock; (ii) on a parity with all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities will rank on a parity with such series of Preferred Stock and, to the extent provided in the applicable Certificate of Designation, to Common Stock ("Parity Dividend Securities"); and (iii) junior to all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities will rank senior to such series of Preferred Stock. As used in any Certificate of Designation for these purposes, the term "equity securities" will not include debt securities convertible into or exchangeable for equity securities.

     Dividends. Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Dividends will be payable to Holders of Preferred Stock as they appear on the books of the Corporation (or, if applicable, the records of the Depositary referred to below under "-- Depositary Shares") on such record dates as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or non-cumulative.

     No full dividends may be declared or paid out of funds set apart for the payment of dividends on any series of Preferred Stock unless dividends shall have been paid or set apart for such payment on the Parity Dividend Securities. If full dividends are not so paid, such series of Preferred Stock shall share dividends pro rata with the Parity Dividend Securities.

     Conversion and Exchange. The Prospectus Supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Common Stock or exchangeable for another series of Preferred Stock, Common Stock or Debt Securities of the Corporation.

     Redemption. A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Corporation or the Holder thereof and may be subject to mandatory redemption pursuant to a sinking fund or otherwise upon terms and at the redemption prices set forth in the Prospectus Supplement relating to such series.

     In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of Directors, or by any other method determined to be equitable by the Board of Directors.

     On and after a redemption date, unless the Corporation defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of Holders of such shares will terminate except for the right to receive the redemption price.

     Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, Holders of each series of Preferred Stock that ranks senior to the Junior Liquidation Securities will be entitled to receive out of assets of the Corporation available for distribution to shareholders, before any distribution is made on any Junior Liquidation Securities, including Common Stock, distributions upon liquidation in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock. If the Holders of the Preferred Stock of any series and any other Parity Liquidation Securities are not paid in full, the Holders of the Preferred Stock of such series and the Parity Liquidation Securities will share ratably in any such distribution of assets of the Corporation in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the Holders of such series of Preferred Stock will not be entitled (unless the applicable Prospectus Supplement indicates otherwise) to any further participation in any distribution of assets of the Corporation. The liquidation preference of any series of Preferred Stock is not necessarily indicative of the price at which shares of such series of Preferred Stock will actually trade at or after the time of their issuance.

     Voting Rights. Except as indicated in the Prospectus Supplement relating to a particular series of Preferred Stock as specified under "-- General" above, or except as expressly required by applicable law or the Certificate, the Holders of shares of Preferred Stock will have no voting rights.

     Preferred Share Purchase Rights. On September 22, 1987, the Corporation's Board of Directors declared a dividend distribution of one Preferred Share Purchase Right (a "Right") on each share of the Common Stock outstanding as of October 2, 1987 and adopted the Rights Agreement, dated as of October 22, 1987 (the "Rights Agreement"). On September 30, 1997, the Board of Directors amended and restated the Rights Agreement. Each Right allows the shareholder to purchase 1/100th of a share of a new series of preferred stock of the Corporation at an exercise price of $175. Rights are exercisable only if a person or group acquires 20% or more of the Common Stock or announces a tender offer the consummation of which would result in ownership by a person or group of 20% or more of the Common Stock. The Rights, which do not have the right to vote or receive dividends, expire on October 2, 2007 and may be redeemed, prior to becoming exercisable, by the Board of Directors at $.02 per Right or by shareholder action with an acquisition proposal.

     If any person or group acquires 20% or more of the outstanding Common Stock, the "flip-in" provision of the Rights will be triggered and the Rights will entitle a Holder (other than such person or any member of such group) to acquire a number of additional shares of the Corporation's common stock having a market value of twice the exercise price of each Right.

     In the event the Corporation is involved in a merger or other business combination transaction, each Right will entitle its Holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common stock having a market value at that time of twice the Rights' exercise price.

     The existence of the Rights Plan and the Rights may, under certain circumstances discourage, delay or prevent a change in control of the Corporation.

DEPOSITARY SHARES

     The description set forth below of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts (as defined below) does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Deposit Receipt, included as exhibits to the Registration Statement.

     General. The Corporation may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event the Corporation so elects, the Depositary will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Corporation and a depositary that is a bank or trust company having its principal offices in the United States and having a combined capital surplus of at least the amount set forth in the Deposit Agreement (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

     The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts"). The Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.

     Pending the preparation of definitive Depositary Receipts, the Depositary shall, upon the written order of the Corporation or any Holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the Holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Corporation's expense.

     Dividends and Other Distributions. The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record Holders of the Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such Holders.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record Holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Corporation, sell such property and distribute the net proceeds from such sale to such Holders.

     Redemption of Stock. If a series of Preferred Stock represented by Depositary Shares is to be redeemed, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The Depositary Shares will be redeemed by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share payable in respect of the shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares will be redeemed, the Depositary Shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary.

     Voting Deposited Preferred Stock. Upon receipt of notice of any meeting at which the Holders of any series of deposited Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record Holders of the Depositary Shares relating to such series of Preferred Stock. Each record Holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such Holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Corporation will agree to take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the Holder of Depositary Shares representing such Preferred Stock.

     Amendment and Termination of the Deposit Agreement. The form of the Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Corporation and the Depositary. However, any amendment which materially prejudices any substantial right of the Holders of the Depositary Shares representing Preferred Stock of any series will not be effective unless such amendment has been approved by the record Holders of a majority of the Depositary Shares then outstanding. Every Holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement may be terminated by the Corporation or by the Depositary only after (i) all outstanding Depositary Shares have been redeemed; or (ii) each share of Preferred Stock has been converted into other Preferred Stock or Common Stock or has been exchanged for Debt Securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution has been distributed to the Holders of Depositary Shares.

     Charges of Depositary. The Corporation will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Corporation will pay all charges of the Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption of such Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

     Resignation and Removal of Depositary. The Depositary may resign at any time by delivering to the Corporation notice of its election to do so, and the Corporation may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least the amount set forth in the Deposit Agreement.

     Miscellaneous. The Depositary will forward all reports and communications from the Corporation that are delivered to the Depositary and that the Corporation is required to furnish to the Holders of the deposited Preferred Stock.

     Neither the Depositary nor the Corporation will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Depositary under the Deposit Agreement will be limited to performance in good faith of its duties thereunder, and it will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. The Depositary may rely upon written advice of counsel or accountants, or upon information provided by Holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

COMMON STOCK

     Each Holder of Common Stock is entitled to one vote for each share owned of record on all matters voted upon by shareholders, and a majority vote is required for all action to be taken by shareholders except for certain transactions described in the Certificate and in the New York Business Corporation Law. See "Corporate Provisions." In the event of a liquidation, dissolution or winding up of the Corporation, the Holders of Common Stock are entitled to share equally and ratably in the assets of the Corporation, if any, remaining after the payment of all debts and liabilities of the Corporation and the liquidation preference of any outstanding Preferred Stock. The Holders of the Common Stock have no preemptive rights or cumulative voting rights and there are no redemption, sinking fund or conversion provisions applicable to the Common Stock.

     Holders of Common Stock are entitled to receive dividends if, as and when declared by the Board of Directors out of funds legally available for such purpose, subject to the dividend and liquidation rights of any Preferred Stock that may be issued and subject to restrictions and limitations that may be contained in the Corporation's loan agreements. See "-- Preferred
Stock -- Preferred Share Purchase Rights."

                            DESCRIPTION OF WARRANTS

GENERAL

     The Corporation may issue together with other Securities or separately, warrants for the purchase of (i) Debt Securities ("Debt Warrants"), (ii) Common Stock ("Common Stock Warrants") or (iii) Preferred Stock ("Preferred Stock Warrants"). The Corporation may also issue, together with Debt Securities or Debt Warrants or separately, currency warrants ("Currency Warrants" and together with Debt Warrants, Common Stock Warrants, the "Warrants") either in the form of Currency Put Warrants or Currency Call Warrants (as defined below).

     The Warrants are to be issued under agreements ("Warrant Agreements") to be entered into between the Corporation and a bank or trust company, as agent, all to be set forth in the applicable Prospectus Supplement relating to any or all Warrants in respect of which this Prospectus is being delivered. Copies of the form of agreement for each warrant, including the forms of certificates representing the Warrants reflecting the provisions to be included in such agreements that will be entered into with respect to particular offerings of each type of warrant will be filed as exhibits to the Registration Statement.

     The following summaries of certain provisions of the Warrant Agreements and Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of each Warrant Agreement and Warrant Certificate, respectively, including the definitions therein of certain capitalized terms not defined herein.

DEBT WARRANTS

     General. Reference is made to the applicable Prospectus Supplement for the terms of Debt Warrants in respect of which this Prospectus is being delivered, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (1) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants and the procedures and conditions relating to the exercise of such Debt Warrants; (2) the designation and terms of any related Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security; (3) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (4) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (5) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire; (6) if the Debt Securities purchasable upon exercise of such Debt Warrants are original issue discount Debt Securities, a discussion of United States Federal income tax considerations applicable thereto; and (7) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

     Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, Holders of Debt Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of (and premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

     Exercise of Debt Warrants. Each Debt Warrant will entitle the Holder to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Debt Warrants offered thereby. Debt Warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable Prospectus Supplement. After 5:00 p.m. New York City time on the expiration date, unexercised Debt Warrants will become void.

     Debt Warrants may be exercised as set forth in the applicable Prospectus Supplement relating to the Debt Warrants. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Corporation will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

COMMON STOCK WARRANTS

     General. Reference is made to the applicable Prospectus Supplement for the terms of Common Stock Warrants in respect of which this Prospectus is being delivered, the Common Stock Warrant Agreement relating to such Common Stock Warrants and the Common Stock Warrant Certificates representing such Common Stock Warrants, including the following: (1) the offering price of such Common Stock Warrants, if any; (2) the procedures and conditions relating to the exercise of such Common Stock Warrants; (3) the number of shares of Common Stock purchasable upon exercise of each Common Stock Warrant and the initial price at which such shares may be purchased upon exercise; (4) the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire; (5) a discussion of United States Federal income tax considerations applicable to the exercise of Common Stock Warrants; (6) call provisions of such Common Stock Warrants, if any; and (7) any other terms of the Common Stock Warrants.

     Prior to the exercise of their Common Stock Warrants, Holders of the Common Stock Warrants will not have any of the rights of Holders of Common Stock purchasable upon such exercise, and will not be entitled to any dividend payments on the Common Stock purchasable upon such exercise.

     Exercise of Common Stock Warrants. Each Common Stock Warrant will entitle the Holder to purchase for cash such number of shares of Common Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Common Stock Warrants offered thereby. Unless otherwise specified in the applicable Prospectus Supplement, Common Stock Warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable Prospectus Supplement. After 5:00 p.m. New York City time on the expiration date, unexercised Common Stock Warrants will become void.

     Common Stock Warrants may be exercised as to be set forth in the applicable Prospectus Supplement relating to the Common Stock Warrants in respect of which this Prospectus is being delivered. Upon receipt of payment and the Common Stock Warrant Certificates properly completed and duly executed at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Corporation will, as soon as practicable, forward a certificate representing the number of shares of Common Stock purchasable upon such exercise. If less than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of Common Stock Warrants.

     Anti-dilution Provisions. Unless otherwise specified in the applicable Prospectus Supplement, the exercise price payable and the number of shares purchasable upon the exercise of each Common Stock Warrant will be subject to adjustment in certain events, including (1) the issuance of a stock dividend to Holders of Common Stock or a combination, subdivision or reclassification of Common Stock, (2) the issuance of rights, warrants or options to all Holders of Common Stock entitling the Holders thereof to purchase Common Stock for an aggregate consideration per share less than the then current market price per share of the Common Stock, or (3) any distribution by the Corporation to the Holders of its Common Stock of evidences of indebtedness of the Corporation or of assets (excluding cash dividends or distributions payable out of capital surplus and dividends and distributions referred to in (1) above). No fractional shares will be issued upon exercise of Common Stock Warrants, but the Corporation will pay the cash value of any fractional shares otherwise issuable.

PREFERRED STOCK WARRANTS

     General. Reference is made to the applicable Prospectus Supplement for the terms of Preferred Stock Warrants in respect of which this Prospectus is being delivered, the Preferred Stock Warrant Agreement relating to such Preferred Stock Warrants and the Preferred Stock Warrant Certificates representing such Preferred Stock Warrants, including the following: (1) the offering price of such Preferred Stock Warrants, if any; (2) the procedures and conditions relating to the exercise of such Preferred Stock Warrants; (3) the number of shares of Preferred Stock purchasable upon exercise of such Preferred Stock Warrants and the initial price at which such shares may be purchased upon exercise; (4) the date on which the right to exercise such Preferred Stock Warrants shall commence and the date on which such right shall expire; (5) a discussion of the United States Federal income tax considerations applicable to the exercise of Preferred Stock Warrants; (6) call provisions of such Preferred Stock Warrants, if any; and (7) any other terms of the Preferred Stock Warrants.

     Prior to the exercise of their Preferred Stock Warrants, Holders of Preferred Stock Warrants will not have any of the rights of Holders of Preferred Stock purchasable upon such exercise, and will not be entitled to any dividend payments on the Preferred Stock purchasable upon such exercise.

     Exercise of Preferred Stock Warrants. Each Preferred Stock Warrant will entitle the Holder to purchase for cash such number of shares of Preferred Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Preferred Stock Warrants offered thereby. Unless otherwise specified in the applicable Prospectus Supplement, Preferred Stock Warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable Prospectus Supplement. After 5:00 p.m. New York City time on the expiration date, unexercised Preferred Stock Warrants will become void.

     Preferred Stock Warrants may be exercised as to be set forth in the applicable Prospectus Supplement relating to the Preferred Stock Warrants. Upon receipt of payment and the Preferred Stock Warrant Certificates properly completed and duly executed at the corporate trust office of the Preferred Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Corporation will, as soon as practicable, forward a certificate representing the number of shares of Preferred Stock purchasable upon such exercise. If less than all of the Preferred Stock Warrants represented by such Preferred Stock Warrant

Certificate are exercised, a new Preferred Stock Warrant Certificate will be issued for the remaining amount of Preferred Stock Warrants.

CURRENCY WARRANTS

     The Corporation may issue, together with Debt Securities or Debt Warrants or separately, Currency Warrants either in the form of "Currency Put Warrants" entitling the Holders thereof to receive from the Corporation the Cash Settlement Value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars, or in the form of "Currency Call Warrants" entitling the Holders thereof to receive from the Corporation the Cash Settlement Value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars. The spot exchange rate of the applicable Base Currency, upon exercise, as compared to the U.S. dollar, will determine whether the Currency Warrants have a Cash Settlement Value on any given day prior to their expiration.

     General. Reference is made to the applicable Prospectus Supplement for the terms of Currency Warrants in respect of which this Prospectus is being delivered, the Currency Warrant Agreement relating to such Currency Warrants and the Currency Warrant Certificates representing such Currency Warrants, including the following: (1) whether such Currency Warrants will be Currency Put Warrants, Currency Call Warrants, or both; (2) the formula for determining the Cash Settlement Value, if any, of each Currency Warrant; (3) the procedures and conditions relating to the exercise of such Currency Warrants; (4) the circumstances which will cause the Currency Warrants to be deemed to be automatically exercised; (5) any minimum number of Currency Warrants which must be exercised at any one time, other than upon automatic exercise; and (6) the date on which the right to exercise such Currency Warrants will commence and the date on which such right will expire.

     Book-Entry Procedures and Settlement. Except as may otherwise be provided in the applicable Prospectus Supplement, the Currency Warrants will be issued in the form of Global Currency Warrant Certificates, registered in the name of a depositary or its nominee. Holders will not be entitled to receive definitive certificates representing Currency Warrants. A Holder's ownership of a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such Holder's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling Holder's brokerage firm.

     Exercise of Currency Warrants. Each Currency Warrant will entitle the Holder to receive the Cash Settlement Value of such Currency Warrant on the applicable Exercise Date, in each case as such terms will be defined in the applicable Prospectus Supplement. If not exercised prior to 3:00 p.m., New York City time, on the fifth New York Business Day preceding the expiration date, Currency Warrants will be deemed automatically exercised on the expiration date.

                           DESCRIPTION OF GUARANTEES

     A guarantee (each, a "Guarantee") will be executed and delivered by the Corporation concurrently with the issuance by an Issuer Trust of Preferred Securities for the benefit of the Holders from time to time of such Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. Harris Trust and Savings Bank will act as indenture trustee under each Guarantee (the "Guarantee Trustee"). This Prospectus contains a description of all material provisions of each Guarantee. The summary of such provisions does not purport to be complete; a copy of the form of such Guarantees is filed as an exhibit to the Registration Statement. All capitalized terms set forth below have the meanings specified in the form of Guarantee. The Guarantee Trustee will hold each Guarantee for the benefit of the Holders of the Preferred Securities of an Issuer Trust.

GENERAL

     Pursuant to and to the extent set forth in each Guarantee, and except as otherwise set forth in the applicable Prospectus Supplement, the Corporation will irrevocably and unconditionally agree to pay in full the Guarantee Payments (as defined below) to the Holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer Trust may have or assert. The following payments or Distributions with respect to the Preferred Securities, to the extent not paid by or on behalf of such Issuer Trust (the "Guarantee Payments"), will be subject to such Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer Trust has sufficient funds available therefor at the time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such Issuer Trust has sufficient funds available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Issuer Trust (other than in connection with the distribution of Junior Subordinated Debentures to the Holders of Trust Securities as provided in the Declaration of Trust), the lesser of (a) the aggregate liquidation amount of the Preferred Securities and all accumulated and unpaid Distributions thereon to the date of payment and (b) the amount of assets of such Issuer Trust remaining available for distribution to Holders of such Preferred Securities. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the Holders of the applicable Preferred Securities or by causing such Issuer Trust to pay such amounts to such Holders.

     Each Guarantee will apply only to the extent that the applicable Issuer Trust has sufficient funds available to make such payments. If the Corporation does not make interest payments on Junior Subordinated Debentures held by an Issuer Trust, such Issuer Trust will not be able to pay Distributions on the Preferred Securities issued by such Issuer Trust and will not have funds legally available therefor.

     The Corporation will also irrevocably and unconditionally guarantee the obligations of any Issuer Trust with respect to such Issuer Trust's Common Securities to the same extent as the Guarantee of the Preferred Securities of such Issuer Trust, except that upon the occurrence and the continuation of a Trust Enforcement Event with respect to such Issuer Trust, Holders of such Preferred Securities shall have a priority over Holders of such Common Securities with respect to Distributions and payments on liquidation, redemption or otherwise.

     The Corporation will, through the Declarations of Trust, the Guarantees, the Expense Agreements (as defined under "Description of Expense Agreements"), the Junior Subordinated Debentures and the Junior Subordinated Indenture, taken together, fully and unconditionally guarantee each Issuer Trust's obligations under the Preferred Securities of such Issuer Trust. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of each Issuer Trust's obligations under the Preferred Securities of such Issuer Trust.

STATUS OF THE GUARANTEES

     Each Guarantee will constitute an unsecured obligation of the Corporation and will rank (i) subordinate and junior in right of payment to all other liabilities of the Corporation, (ii) on a parity with the most senior preferred or preference stock now or hereafter issued by the Corporation and with any guarantee now or hereafter entered into by the Corporation in respect of any preferred securities of any affiliate of the Corporation and (iii) senior to the Corporation's common stock. The Guarantees will not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation.

     Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under a Guarantee without first instituting a legal proceeding against any other person or entity). Each such Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the applicable Issuer Trust or upon distribution of Junior Subordinated Debentures to the Holders of the applicable Preferred Securities in exchange for all such Preferred Securities.

CERTAIN COVENANTS OF THE CORPORATION

     In each Guarantee, the Corporation will covenant that, so long as any Trust Securities issued by the applicable Issuer Trust remain outstanding, if (i) there shall have occurred any Event of Default under the Junior Subordinated Indenture with respect to the applicable series of Junior Subordinated Debentures held by such Issuer Trust, (ii) the Corporation shall be in default with respect to its payment of any obligations under such Guarantee or (iii) the Corporation shall have given notice of its election of an Extension Period as provided in the certificate evidencing such Junior Subordinated Debentures and shall not have rescinded such notice, or such Extension Period or any extension thereof shall be continuing, then the Corporation will not, and will not permit any subsidiary to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank on a parity with or junior in interest to Junior Subordinated Debentures or (z) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with, or junior in interest to, such Junior Subordinated Debentures (other than (a) dividends or distributions by the Corporation by way of issuance of its common stock, (b) payments under the applicable Guarantee made by the Corporation in respect of the Trust Securities of such Issuer Trust, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans).

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of Holders of Preferred Securities to which a Guarantee relates (in which case no consent of such Holders will be required), a Guarantee may not be amended without the prior approval of the Holders of not less than 66 2/3% of the aggregate liquidation amount of the outstanding Preferred Securities to which a Guarantee relates. The manner of obtaining any such approval will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the Holders of such Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under a Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The Holders of not less than a majority in aggregate liquidation amount of the Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     If the Guarantee Trustee fails to enforce a Guarantee, then any Holder of Preferred Securities to which such Guarantee relates may institute a legal proceeding directly against the Corporation to enforce the Guarantee Trustee's rights under such Guarantee, without first instituting a legal proceeding against the Issuer Trust that issued such Preferred Securities, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under any outstanding Guarantees.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of a Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to a Guarantee (that has not been cured or waived) that is actually known to a responsible officer of the Guarantee Trustee, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any Holder of Preferred Securities to which such Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

     Each Guarantee will terminate as to the Preferred Securities issued by an Issuer Trust and be of no further force and effect upon full payment of the Redemption Price of all Preferred Securities of such Issuer Trust, upon full payment of the amounts payable upon liquidation of such Issuer Trust or upon distribution of Junior Subordinated Debentures held by such Issuer Trust to the Holders of the Preferred Securities of such Issuer Trust in exchange for all of the Preferred Securities of such Issuer Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of related Preferred Securities issued by an Issuer Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

     The Guarantees will be governed by and construed and interpreted in accordance with the laws of the State of New York.

                       DESCRIPTION OF EXPENSE AGREEMENTS

     Pursuant to the Agreements as to Expenses and Liabilities entered into by the Corporation and each Issuer Trust (each, an "Expense Agreement"), the Corporation will, as Sponsor, irrevocably and unconditionally guarantee to each person or entity to whom the applicable Issuer Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of such Issuer Trust, other than obligations of such Issuer Trust to pay to the Holders of its Trust Securities the amounts distributable to such Holders pursuant to the terms of such Trust Securities. Each Expense Agreement will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all liabilities of the Corporation in the same manner as the Guarantees.

                RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE
               CORRESPONDING JUNIOR SUBORDINATED DEBENTURES, THE
                     GUARANTEES AND THE EXPENSE AGREEMENTS

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Preferred Securities of any Issuer Trust (to the extent such Issuer Trust has funds available for such payment) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantees". Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Junior Subordinated Indenture, the related Declaration of Trust, the related Expense Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee on a subordinated basis of payments of Distributions and other amounts due on the Related Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of such Issuer Trust's obligations in respect of the Related Preferred Securities. If and to the extent that the Corporation does not make payments on the Corresponding Junior Subordinated Debentures held by any Issuer Trust, such Issuer Trust will not have sufficient funds to pay Distributions or other amounts due on its Related Preferred Securities. The Guarantees do not cover payment of amounts payable with respect to an Issuer Trust's Preferred Securities when such Issuer Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a Holder of Preferred Securities is to institute a Direct Action against the Corporation for enforcement of payment of the Corporation's obligations under Corresponding Junior Subordinated Debentures having a principal amount equal to the liquidation amount of the Preferred Securities held by such Holder.

     The obligations of the Corporation under the Junior Subordinated Debentures, each Guarantee and each Expense Agreement are subordinate and junior in right of payment to all Senior Indebtedness of the Corporation.

SUFFICIENCY OF PAYMENTS

     As long as payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate, Distribution dates and other payment dates for the Related Preferred Securities; (iii) the Corporation will pay for all and any costs, expenses and liabilities of each Issuer Trust except such Issuer Trust's obligations to Holders of its Trust Securities; and (iv) each Declaration of Trust further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of such Issuer Trust.

     Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Corporation has the right to set off any payment it is otherwise required to make thereunder against and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     A Holder of any Preferred Security may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer Trust or any other person or entity. See "Description of Guarantee".

     A default or event of default under any Debt (other than the Corresponding Junior Subordinated Debentures) of the Corporation would not constitute a default or Event of Default in respect of the Related Preferred Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Corporation, the subordination provisions of the Junior Subordinated Indenture and the Junior Subordinated Debentures provide that no payments may be made in respect of any Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of Debt Securities -- Description of Junior Subordinated Debentures -- Subordination." Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default with respect to such series under the Junior Subordinated Indenture.

LIMITED PURPOSE OF ISSUER TRUSTS

     Each Issuer Trust's Preferred Securities represent preferred undivided beneficial interests in the assets of such Issuer Trust, and each Issuer Trust exists for the sole purpose of issuing its Preferred Securities and Common Securities, investing the proceeds thereof in Corresponding Junior Subordinated Debentures and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a Holder of a Preferred Security and a Holder of a Corresponding Junior Subordinated Debenture is that a Holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Corporation payments on Corresponding Junior Subordinated Debentures held, while a Holder of Preferred Securities is entitled to receive Distributions or other amounts distributable with respect to the Preferred Securities from such Issuer Trust (or from the Corporation under the related Guarantee) only if and to the extent such Issuer Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary dissolution, winding-up or liquidation of any Issuer Trust, other than any such dissolution, winding-up or liquidation involving the distribution of the Corresponding Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the Holders of the Related Preferred Securities will be entitled to receive, out of the assets held by such Issuer Trust, the Liquidation Distribution (as defined in the relevant Declaration of Trust) in cash. See "Description of Preferred Securities". Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as the Holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture and the Corresponding Junior Subordinated Debentures, but entitled to receive payment in full of all amounts payable with respect to the Corresponding Junior Subordinated Debentures, before any Holders of Common Stock or Preferred Stock of the Corporation receive payments or distributions. Since the Corporation is the guarantor under each Guarantee and has agreed under the related Expense Agreement to pay for all costs, expenses and liabilities of each Issuer Trust (other than such Issuer Trust's obligations to the Holders of its Trust Securities), the positions of a Holder of the Preferred Securities and a Holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                              CORPORATE PROVISIONS

CERTIFICATE OF INCORPORATION AND BYLAWS

     The Certificate and By-laws provide (i) for the classification of the Board of Directors into three classes to be elected to staggered three-year terms (with the exception of Mr. David J. Roberts who is elected to a two-year term);
(ii) that special meetings of shareholders may only be called pursuant to a resolution approved by a majority of the entire Board of Directors and (iii) subject to the rights of any series of Preferred Stock then outstanding, directors may be removed from office only for cause and only by the affirmative vote of the Holders of at least 66 2/3% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors.

     The Board of Directors believes that the provisions described above and the Rights described under "Description of Capital Stock -- Preferred
Stock -- Preferred Share Purchase Rights" will help assure that all of the Corporation's shareholders will be treated similarly if certain kinds of business combinations are effected. However, these provisions also may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of the Corporation, and may make it more difficult to accomplish certain transactions that are opposed by the incumbent Board of Directors.

NEW YORK BUSINESS CORPORATION LAW

     The New York Business Corporation Law (the "BCL") requires the affirmative vote of at least two thirds of the voting power of the outstanding shares entitled to vote thereon to approve mergers or consolidations in which the Corporation would be merged or consolidated or the sale of all or substantially all the assets of the Corporation. New York law provides that mergers, consolidations and amendments of the Certificate must also be approved by a majority of each class of outstanding shares, voting separately as a class, if the merger, consolidation or amendment would (1) eliminate or limit the voting rights of the class, (2) subordinate the rights of the class or (3) change such shares or result in their conversion or in the modification of the terms on which they may be converted, but only if any such actions would adversely affect the Holders thereof. Other amendments of the Certificate require the affirmative vote of a majority of the voting power of the outstanding shares entitled to vote thereon.

     In addition, Section 912 of the BCL provides, with certain exceptions that no "domestic corporation" (or any subsidiary) shall engage in a "business combination" with any "interested shareholder" (generally, a beneficial owner of 20% or more of the outstanding voting stock) for a period of five years of such shareholder's "stock acquisition date," unless (1) the business combination or the purchase of stock by the interested shareholder is approved by the board of directors prior to such shareholder's stock acquisition date, (2) the business combination is approved by a majority of the voting power of the corporation's outstanding stock (excluding any stock owned by the interested shareholder) at a meeting called no earlier than five years after the stock acquisition date or
(3) the consideration paid to shareholders in the business combination (which may not occur until the expiration of five years from the stock acquisition date) is at least equal to the highest of certain specified amounts. As defined, a "domestic corporation" is a corporation incorporated under the BCL or any other general statute or special act of the State of New York, other than under the cooperative corporation law; a "business combination" includes a merger or consolidation, a sale of assets representing 10% or more of the corporation's consolidated earning power or market value, the issuance of stock amounting to 5% or more of the corporation's outstanding stock and a liquidation proposal made by the interested shareholder; and the "stock acquisition date" is the date on which a shareholder first becomes an interested shareholder.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     The Corporation has a By-law provision requiring it to indemnify its directors and officers to the fullest extent permitted in certain circumstances, to advance expenses, to maintain insurance and to follow certain other procedures. Provisions of the Certificate eliminate the personal monetary liability of directors and officers for breaches of duty, except for (i) breaches of such person's duty of loyalty, (ii) those instances where such person is found not to have acted in good faith or in knowing violation of law,
(iii) those instances where such person received an improper personal benefit as the result of such breach and (iv) acts in violation of Section 719 of the BCL.

TRANSFER AGENT

     The transfer agent for the Common Stock is Mellon Securities Trust Company.

                             UNITED STATES TAXATION

     Certain special United States federal income tax considerations may be applicable to the Securities. If any such tax considerations are material to investors, the applicable Prospectus Supplement will describe such tax considerations. Prospective purchasers of Securities are urged to consult their own tax advisors prior to any acquisition of such Securities.

                              PLAN OF DISTRIBUTION

     The Corporation may sell the Securities directly to purchasers, through agents, through underwriters, or through dealers.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Securities may be solicited directly by the Corporation or by agents designated by the Corporation from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Corporation to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be customers of, engage in transactions with or perform services for the Corporation in the ordinary course of business.

     If an underwriter or underwriters are utilized in the sale, the Corporation will execute an underwriting agreement with such underwriters at the time of sale to them, and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Corporation will sell such Securities to such dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

     Agents, underwriters and dealers may be entitled under the relevant agreements to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act.

     If so indicated in the Prospectus Supplement, the Corporation will authorize agents or underwriters to solicit offers by certain institutions to purchase Securities from the Corporation at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Corporation otherwise agrees the aggregate principal amount of Securities sold pursuant to Contracts shall be not more than, the respective amounts stated in the Prospectus Supplement. Institutions with which Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of the Corporation. Contracts will not be subject to any condition except that the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters or agents soliciting purchases of Securities pursuant to Contracts accepted by the Corporation.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement.

                             VALIDITY OF SECURITIES

     The validity of the Preferred Securities, the enforceability of the Declaration of Trust and the creation of the Issuer Trust will be passed upon by Richards, Layton & Finger, P.A., One Rodney Square, Wilmington, Delaware 19801, special Delaware counsel to the Corporation and the Issuer Trust. The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for the Corporation by White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, and certain matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by White & Case LLP, as counsel for the Corporation. White & Case LLP performs legal services for the Corporation from time to time. Richards, Layton & Finger, P.A. is also serving as counsel to Wilmington Trust Company, in its various capacities, in connection with the issuance of the Preferred Securities. Richards, Layton & Finger, P.A. performs other services for the Corporation and Wilmington Trust Company from time to time.

                                    EXPERTS

     The consolidated financial statements of the Corporation and subsidiaries for the year ended December 26, 1997, appearing in the Corporation's Annual Report on Form 10-K for the year ended December 26, 1997 as amended by the Annual Report on Form 10-K/A filed on December 18, 1998, and incorporated by reference into this Prospectus, have been audited by PricewaterhouseCoopers, LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses in connection with the issuance of the securities being registered hereby are estimated as follows:

Registration fee............................................  $43,673
                                                              -------
Accounting fees and expenses................................   50,000
                                                              -------
Legal fees and expenses.....................................  275,000
                                                              -------
Blue Sky and Legal Investment fees and expenses.............   25,000
                                                              -------
Transfer Agent's fees and expenses..........................         *
                                                              -------
Rating Agency fees..........................................  200,000
                                                              -------
Trustee fees................................................         *
                                                              -------
Printing expenses...........................................         *
                                                              -------
Miscellaneous...............................................         *
                                                              -------
          Total.............................................  $      *
                                                              =======

---------------
* Subject to future contingencies.

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Reference is made to Sections 721 through 726 of BCL, which are summarized below.

     Section 721 of the BCL provides that indemnification pursuant to the BCL shall not be deemed exclusive of other indemnification rights to which a director or officer may be entitled, provided that no indemnification may be made if a judgment or other final adjudication adverse to the director or officer establishes that (1) his acts were committed in bad faith or were the result of active and deliberate dishonesty, and, in either case, were material to the cause of action so adjudicated, or (2) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Section 722(a) of the BCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any civil or criminal action, other than a derivative action, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. With respect to derivative actions, Section 722(c) of the BCL provides that a director or officer may be indemnified only against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense or settlement of such action, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent an appropriate court determines that the person is fairly and reasonably entitled to partial or full indemnification.

     Section 723 of the BCL specifies the manner in which payment of such indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification may be made by the corporation only if authorized by any of the corporate actions set forth in such Section 723 (unless the corporation has provided for indemnification in some other manner as otherwise permitted by Section 721 of the BCL). Section 724 of the BCL provides that upon proper application by a director or officer, indemnification shall be awarded by a court to the extent authorized under Sections 722 and 723 of the BCL. Section 725 of the BCL contains certain other miscellaneous provisions affecting the indemnification of directors and officers, including provision for the return of amounts paid as indemnification if any such person is ultimately found not to be entitled thereto. Section 726 of the BCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above sections, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

     Article Eight of the Certificate provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity except that the liability of a director shall not be limited (1) if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved in intentional misconduct or knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated section 719 of the BCL, or
(2) his acts or omissions occurred prior to the adoption of said Article of the Certificate.

     In addition, the By-laws provide for indemnification of its directors and officers to the fullest extent permitted in certain circumstances, to advance expenses, to maintain insurance and to follow certain other procedures.

     The Corporation carries two layers of directors' and officers' insurance. The primary layer of $15 million annual aggregate amount is provided by the National Union Fire Insurance Company of Pittsburgh, PA. An excess layer of $10 million annual aggregate amount is underwritten by CNA Insurance Companies.

ITEM 16.  EXHIBITS.


     (a) Documents filed as part of this Registration Statement:

 1.1     Form of Underwriting Agreement between the Corporation and the underwriters named therein for Common Stock, Preferred
         Stock, Debt Securities, Depositary Shares and Warrants
         (filed as Exhibit 1.1 to the Corporation's Current Report on
         Form 8-K filed on November 17, 1995 and incorporated herein by reference)
 1.2**   Form of Underwriting Agreement between the Corporation, the
         Issuer Trust and the underwriters named therein for
         Preferred Securities
 3.1     Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Corporation's Quarterly Report on Form 10-Q for the
         quarter ended September 27, 1996 and incorporated herein by reference.
 4.1     Indenture, dated as of November 17, 1995 (filed as Exhibit 4 to the Corporation's Current Report on Form 8-K filed on
         November 17, 1995 and incorporated herein by reference)
 4.2**   Form of Junior Subordinated Indenture
 4.3**   Form of Supplemental Indenture to be used in connection with the issuance of the Junior Subordinated Debentures
 4.4**   Certificate of Trust for FW Preferred Capital Trust I
 4.5**   Certificate of Trust for FW Preferred Capital Trust II
 4.6**   Declaration of Trust for FW Preferred Capital Trust I
 4.7**   Declaration of Trust for FW Preferred Capital Trust II
 4.8**   Form of Amended and Restated Declaration of Trust for FW
         Preferred Capital Trust I and FW Preferred Capital Trust II
 4.9     Form of Preferred Security Certificate (included in Exhibit
         4.8)
 4.10    Form of Junior Subordinated Debenture (included in Exhibit
         4.3)
 4.11**  Form of Guarantee Agreement

 4.12*     Form of Warrant Agreements
 5.1**     Opinion of White & Case LLP regarding the validity of the Debt Securities, Common Stock, Preferred
           Stock, Depositary Shares, Warrants and the Guarantees
 5.2**     Opinion of Richards, Layton & Finger, P.A. regarding the validity of the Preferred Securities
 8         Tax Opinion of White & Case LLP
12         Statement of Computation of Consolidated Ratio of Earnings to Fixed Charges and Preferred Shares
           Dividend Requirements (filed as Exhibit 12-1 to Foster Wheeler Corporation's Quarterly Report on Form
           10-Q/A for the quarter ended September 25, 1998 and incorporated herein by reference)
23.1       Consent of independent accountants
23.2       Consents of White & Case LLP (included in the opinions filed as Exhibits 5.1 and 8)
23.3**     Consent of Richards, Layton & Finger, P.A. (included in the opinion filed as Exhibit 5.2)
24         Powers of Attorney (see "Power of Attorney" on pages II-5 and II-6 of the Registration Statement)
25.1**     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Harris Trust and Savings Bank
           to act as trustee under the Junior Subordinated Indenture relating to the Junior Subordinated Debentures
25.2**     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Harris Trust and Savings Bank
           to act as trustee under the Amended and Restated Declaration of Trust of FW Preferred Capital Trust I
25.3**     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Harris Trust and Savings Bank
           to act as trustee under the Amended and Restated Declaration of Trust of FW Preferred Capital Trust II
25.4**     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Harris Trust and Savings Bank
           to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities issued by
           FW Preferred Capital Trust I
25.5**     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Harris Trust and Savings Bank
           to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities issued by
           FW Preferred Capital Trust II
25.6**     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Harris Trust and Savings Bank
           to act as trustee under the 1995 Indenture (filed as Exhibit 25.1 to the Corporation's Current Report on
           Form 8-K filed on November 17, 1995 and incorporated herein by reference)


---------------
 * To be filed by amendment or on Form 8-K.

** Previously filed.

ITEM 17.  UNDERTAKINGS.

     Each undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If such registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided, that such registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a) (3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Each undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 or Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Each undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(b) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          FOSTER WHEELER CORPORATION
                                          (Registrant)


                                          By:     /s/ DAVID J. ROBERTS

                                            ------------------------------------

                                            Name: David J. Roberts


                                              Title: Vice Chairman and
                                               Chief Financial Officer


Dated: February 26, 1999



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to this Registration Statement has been signed, as of February 26, 1999, by the following persons on behalf of Foster Wheeler Corporation, in the capacities and on the dates indicated.



                  SIGNATURE                                    TITLE                         DATE
                  ---------                                    -----                         ----

                      *                          Director, Chairman, President and    February 26, 1999
---------------------------------------------      Chief Executive Officer
              Richard J. Swift                     (Principal Executive Officer)

            /s/ DAVID J. ROBERTS                 Director, Vice Chairman, and         February 26, 1999
---------------------------------------------      Chief Financial Officer
              David J. Roberts                     (Principal Financial Officer)

                      *                          Vice President and Controller        February 26, 1999
---------------------------------------------      (Principal Accounting Officer)
               George S. White

                      *                          Director                             February 26, 1999
---------------------------------------------
             Eugene D. Atkinson

                      *                          Director                             February 26, 1999
---------------------------------------------
               Louis E. Azzato

                      *                          Director                             February 26, 1999
---------------------------------------------
               David J. Farris

                      *                          Director                             February 26, 1999
---------------------------------------------
              E. James Ferland

                                                 Director
---------------------------------------------
              Martha Clark Goss

                      *                          Director                             February 26, 1999
---------------------------------------------
             Constance J. Homer

                      *                          Director                             February 26, 1999
---------------------------------------------
              Joseph J. Melone

                  SIGNATURE                                    TITLE                         DATE
                  ---------                                    -----                         ----
                      *                          Director                             February 26, 1999
---------------------------------------------
               John E. Stuart

          *By: /s/ DAVID J. ROBERTS
   ---------------------------------------
              David J. Roberts

     Pursuant to the requirements of the Securities Act of 1933, FW Preferred Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 26th day of February, 1999.


                                          FW PREFERRED CAPITAL TRUST I

                                          By: FOSTER WHEELER CORPORATION,
                                            as Sponsor


                                          By:     /s/ DAVID J. ROBERTS

                                            ------------------------------------

     Pursuant to the requirements of the Securities Act of 1933, FW Preferred Capital Trust II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 26th day of February, 1999.


                                          FW PREFERRED CAPITAL TRUST II

                                          By: FOSTER WHEELER CORPORATION,
                                            as Sponsor


                                          By:     /s/ DAVID J. ROBERTS

                                            ------------------------------------

                               INDEX TO EXHIBITS


                                                                         SEQUENTIALLY
EXHIBIT                                                                    NUMBERED
NUMBER                             EXHIBIT                                   PAGE
-------                            -------                               ------------
 1.1     Form of Underwriting Agreement between the Corporation and the underwriters named therein for Common Stock, Preferred
         Stock, Debt Securities, Depositary Shares and Warrants
         (filed as Exhibit 1.1 to the Corporation's Current Report on
         Form 8-K filed on November 17, 1995 and incorporated herein by reference)
 1.2**   Form of Underwriting Agreement between the Corporation, the
         Issuer Trust and the underwriters named therein for
         Preferred Securities
 3.1     Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Corporation's Quarterly Report on Form 10-Q for the
         quarter ended September 27, 1996 and incorporated herein by reference)
 4.1     Indenture, dated as of November 17, 1995 (filed as Exhibit 4 to the Corporation's Current Report on Form 8-K filed on
         November 17, 1995 and incorporated herein by reference)
 4.2**   Form of Junior Subordinated Indenture
 4.3**   Form of Supplemental Indenture to be used in connection with the issuance of the Junior Subordinated Debentures
 4.4**   Certificate of Trust for FW Preferred Capital Trust I
 4.5**   Certificate of Trust for FW Preferred Capital Trust II
 4.6**   Declaration of Trust for FW Preferred Capital Trust I
 4.7**   Declaration of Trust for FW Preferred Capital Trust II
 4.8**   Form of Amended and Restated Declaration of Trust for FW
         Preferred Capital Trust I and FW Preferred Capital Trust II
 4.9     Form of Preferred Security Certificate (included in Exhibit
         4.8)
 4.10    Form of Junior Subordinated Debenture (included in Exhibit
         4.3)
 4.11**  Form of Guarantee Agreement
 4.12*   Form of Warrant Agreements
 5.1**   Opinion of White & Case LLP regarding the validity of the
         Debt Securities, Common Stock, Preferred Stock, Depositary
         Shares, Warrants and the Guarantees
 5.2**   Opinion of Richards, Layton & Finger, P.A. regarding the
         validity of the Preferred Securities
 8       Tax Opinion of White & Case LLP
12       Statement of Computation of Consolidated Ratio of Earnings
         to Fixed Charges and Preferred Shares Dividend Requirements
         (filed as Exhibit 12-1 to Foster Wheeler Corporation's
         Quarterly Report on Form 10-Q/A for the quarter ended
         September 25, 1998 and incorporated herein by reference)
23.1     Consent of independent accountants
23.2     Consents of White & Case LLP (included in the opinions filed as Exhibits 5.1 and 8)
23.3**   Consent of Richards, Layton & Finger, P.A. (included in the opinion filed as Exhibit 5.2)
24       Powers of Attorney (see "Power of Attorney" on pages II-5
         and II-6 of the Registration Statement)
25.1**   Form T-1 Statement of Eligibility under the Trust Indenture
         Act of 1939 of Harris Trust and Savings Bank to act as
         trustee under the Junior Subordinated Indenture relating to the Junior Subordinated Debentures
25.2**   Form T-1 Statement of Eligibility under the Trust Indenture
         Act of 1939 of Harris Trust and Savings Bank to act as
         trustee under the Amended and Restated Declaration of Trust of FW Preferred Capital Trust I
25.3**   Form T-1 Statement of Eligibility under the Trust Indenture
         Act of 1939 of Harris Trust and Savings Bank to act as
         trustee under the Amended and Restated Declaration of Trust of FW Preferred Capital Trust II

                                                                         SEQUENTIALLY
EXHIBIT                                                                    NUMBERED
NUMBER                             EXHIBIT                                   PAGE
-------                            -------                               ------------
25.4**   Form T-1 Statement of Eligibility under the Trust Indenture
         Act of 1939 of Harris Trust and Savings Bank to act as
         trustee under the Guarantee for the benefit of the holders of Preferred Securities issued by FW Preferred Capital Trust
         I
25.5**   Form T-1 Statement of Eligibility under the Trust Indenture
         Act of 1939 of Harris Trust and Savings Bank to act as
         trustee under the Guarantee for the benefit of the holders of Preferred Securities issued by FW Preferred Capital Trust
         II
25.6**   Form T-1 Statement of Eligibility under the Trust Indenture
         Act of 1939 of Harris Trust and Savings Bank to act as
         trustee under the 1995 Indenture (filed as Exhibit 25.1 to the Corporation's Current Report on Form 8-K filed on
         November 17, 1995 and incorporated herein by reference)


---------------
 * To be filed by amendment or on Form 8-K.


** Previously filed.